                                                                   EXHIBIT 10.10







                              AMENDED AND RESTATED

                          CREDIT AND SECURITY AGREEMENT


                                   dated as of


                                  JULY 27, 1999


                                      among


                             THOMASTON MILLS, INC.,
                                  as Borrower,

                           THOMASTON MILLS FSC, INC.,
                             as Subsidiary Guarantor

                              BANK OF AMERICA, N.A.
                             SUNTRUST BANK, ATLANTA
                             AND WACHOVIA BANK, N.A.
                                   as Lenders

                             SUNTRUST BANK, ATLANTA,
                             as Administrative Agent
                             and Syndication Agent,

                              WACHOVIA BANK, N.A.,
                             as Documentation Agent
                              and Collateral Agent

                                       and

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                          as Arranger and Lead Manager

                                TABLE OF CONTENTS

                                CREDIT AGREEMENT




ARTICLE 1      DEFINITIONS........................................................................................2

   SECTION 1.01.        DEFINITIONS...............................................................................2
   SECTION 1.02.        ACCOUNTING TERMS AND DETERMINATIONS......................................................18
   SECTION 1.03.        REFERENCES...............................................................................19
   SECTION 1.04.        USE OF DEFINED TERMS.....................................................................19
   SECTION 1.05.        TERMINOLOGY..............................................................................19

ARTICLE 2      THE LOAN..........................................................................................20

   SECTION 2.01.        THE LOAN.................................................................................20
   SECTION 2.02.        NOTES....................................................................................20
   SECTION 2.03.        MATURITY OF LOANS........................................................................21
   SECTION 2.04.        INTEREST RATES...........................................................................21
   SECTION 2.05.        FEES.....................................................................................22
   SECTION 2.06.        OPTIONAL PREPAYMENTS.....................................................................22
   SECTION 2.07.        MANDATORY PREPAYMENTS....................................................................22
   SECTION 2.08.        GENERAL PROVISIONS AS TO PAYMENTS........................................................23
   SECTION 2.09.        SPECIAL PROVISIONS REGARDING FULL PREPAYMENT BEFORE DECEMBER 31, 1999....................25
   SECTION 2.10.        COMPUTATION OF INTEREST AND FEES.........................................................25
   SECTION 2.11.        ALL LOANS TO CONSTITUTE ONE OBLIGATION...................................................25
   SECTION 2.12.        SUBSIDIARY GUARANTY......................................................................25

ARTICLE 3      COLLATERAL........................................................................................28

   SECTION 3.01.        GRANT OF SECURITY INTEREST...............................................................28
   SECTION 3.02.        FURTHER ASSURANCES.......................................................................28

ARTICLE 4      REPRESENTATIONS AND WARRANTIES....................................................................29

   SECTION 4.01.        CORPORATE EXISTENCE AND POWER............................................................29
   SECTION 4.02.        CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION...............................29
   SECTION 4.03.        BINDING EFFECT...........................................................................30
   SECTION 4.04.        FINANCIAL INFORMATION....................................................................30
   SECTION 4.05.        NO LITIGATION............................................................................30
   SECTION 4.06.        COMPLIANCE WITH ERISA....................................................................30
   SECTION 4.07.        COMPLIANCE WITH LAWS; PAYMENT OF TAXES...................................................31
   SECTION 4.08.        FORCE MAJEURE............................................................................31
   SECTION 4.09.        INVESTMENT COMPANY ACT...................................................................31
   SECTION 4.10.        PUBLIC UTILITY HOLDING COMPANY ACT.......................................................31
   SECTION 4.11.        OWNERSHIP OF PROPERTY; LIENS.............................................................31
   SECTION 4.12.        NO DEFAULT...............................................................................31
   SECTION 4.13.        FULL DISCLOSURE..........................................................................32
   SECTION 4.14.        ENVIRONMENTAL MATTERS....................................................................32
   SECTION 4.15.        CAPITAL STOCK............................................................................32
   SECTION 4.16.        MARGIN STOCK.............................................................................32
   SECTION 4.17.        INSOLVENCY...............................................................................33
   SECTION 4.18.        INSURANCE................................................................................33
   SECTION 4.19.        POSSESSION OF PERMITS....................................................................33
   SECTION 4.20.        LABOR DISPUTES...........................................................................33
   SECTION 4.21.        SURETY OBLIGATIONS.......................................................................34
   SECTION 4.22.        RESTRICTIONS.............................................................................34

   SECTION 4.23.        LEASES...................................................................................34
   SECTION 4.24.        TRADE RELATIONS..........................................................................34
   SECTION 4.25.        CAPITAL STRUCTURE........................................................................34
   SECTION 4.26.        Y2K PLAN.................................................................................34
   SECTION 4.27.        FEDERAL TAXPAYER IDENTIFICATION NUMBER...................................................35
   SECTION 4.28.        BONA FIDE ACCOUNTS.......................................................................35
   SECTION 4.29.        GOOD TITLE TO COLLATERAL.................................................................35
   SECTION 4.30.        RIGHT TO ASSIGN AND GRANT SECURITY INTEREST..............................................35
   SECTION 4.31.        TRADE STYLES.............................................................................35
   SECTION 4.32.        ACCOUNT DEBTOR CAPACITY AND SOLVENCY.....................................................35
   SECTION 4.33.        PROCEEDINGS WITH RESPECT TO ACCOUNTS.....................................................36
   SECTION 4.34.        LOCATION OF COLLATERAL...................................................................36
   SECTION 4.35.        MATERIAL CONTRACTS.......................................................................36
   SECTION 4.36.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................36

ARTICLE 5      COVENANTS.........................................................................................36

   SECTION 5.01.        INFORMATION..............................................................................36
   SECTION 5.02.        INSPECTION OF PROPERTY, BOOKS AND RECORDS................................................39
   SECTION 5.03.        MAINTENANCE OF EXISTENCE AND MANAGEMENT..................................................40
   SECTION 5.04.        DISSOLUTION..............................................................................40
   SECTION 5.05.        CONSOLIDATIONS, MERGERS AND SALES OF ASSETS..............................................40
   SECTION 5.06.        USE OF PROCEEDS..........................................................................40
   SECTION 5.07.        COMPLIANCE WITH LAWS; PAYMENT OF TAXES...................................................40
   SECTION 5.08.        INSURANCE; NET CASUALTY/INSURANCE PROCEEDS...............................................41
   SECTION 5.09.        CHANGE IN FISCAL YEAR....................................................................41
   SECTION 5.10.        MAINTENANCE OF PROPERTY..................................................................41
   SECTION 5.11.        MATERIAL CONTRACTS.......................................................................42
   SECTION 5.12.        ENVIRONMENTAL MATTERS....................................................................42
   SECTION 5.13.        ENVIRONMENTAL RELEASE....................................................................42
   SECTION 5.14.        TRANSACTIONS WITH AFFILIATES.............................................................42
   SECTION 5.15.        NO OTHER SUBSIDIARIES....................................................................42
   SECTION 5.16.        RESTRICTED PAYMENTS......................................................................42
   SECTION 5.17.        INVESTMENTS..............................................................................43
   SECTION 5.18.        PERMITTED LIENS..........................................................................44
   SECTION 5.19.        RESTRICTIONS ON ABILITY OF BORROWER AND SUBSIDIARIES TO PAY DIVIDENDS....................44
   SECTION 5.20.        FINANCIAL COVENANTS......................................................................46
   SECTION 5.21.        CAPITAL EXPENDITURES.....................................................................47
   SECTION 5.22.        PERMITTED DEBT...........................................................................47
   SECTION 5.23.        LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF SUBSIDIARIES.........................47
   SECTION 5.24.        CHANGE OF PRINCIPAL PLACE OF BUSINESS OR LOCATION OF COLLATERAL..........................47
   SECTION 5.25.        PHYSICAL INVENTORIES.....................................................................47
   SECTION 5.26.        INVENTORY RETURNS........................................................................47
   SECTION 5.27.        PRESERVATION OF INTANGIBLES COLLATERAL...................................................48
   SECTION 5.28.        RECORDS RESPECTING COLLATERAL............................................................48
   SECTION 5.29.        REPORTS RESPECTING COLLATERAL............................................................48
   SECTION 5.30.        COLLATERAL LOCATION WAIVERS..............................................................48
   SECTION 5.31.        APPRAISALS...............................................................................48
   SECTION 5.32.        PAYMENT OF TAXES ON AND USE OF COLLATERAL................................................48
   SECTION 5.33.        DISPOSITIONS OF CERTAIN COLLATERAL.......................................................48
   SECTION 5.34.        CHANGES TO TAXPAYER IDENTIFICATION NUMBER................................................48
   SECTION 5.35.        TAXES OWING WITH RESPECT TO ACCOUNTS.....................................................49

ARTICLE 6      DEFAULTS..........................................................................................49

   SECTION 6.01.        EVENTS OF DEFAULT........................................................................49
   SECTION 6.02.        NOTICE OF DEFAULT........................................................................52
   SECTION 6.03.        REMEDIES WITH RESPECT TO COLLATERAL......................................................52

   SECTION 6.04.        POWER OF ATTORNEY........................................................................53

ARTICLE 7      THE AGENTS AND THE LENDERS........................................................................53

   SECTION 7.01.        APPOINTMENT; POWERS AND IMMUNITIES.......................................................55
   SECTION 7.02.        RELIANCE BY AGENTS.......................................................................55
   SECTION 7.03.        DEFAULTS.................................................................................55
   SECTION 7.04.        RIGHTS OF EACH AGENT AND ITS AFFILIATES AS A LENDER......................................55
   SECTION 7.05.        INDEMNIFICATION..........................................................................55
   SECTION 7.06.        PAYEE OF NOTE TREATED AS OWNER...........................................................56
   SECTION 7.07.        NONRELIANCE ON AGENTS OR OTHER LENDERS...................................................56
   SECTION 7.08.        FAILURE TO ACT...........................................................................56
   SECTION 7.09.        RESIGNATION OF AGENT.....................................................................57
   SECTION 7.10.        JOINDER OF LENDERS.......................................................................57
   SECTION 7.11.        AGREEMENTS REGARDING COLLATERAL..........................................................57
   SECTION 7.12.        AGENT FIELD AUDITS.......................................................................57
   SECTION 7.13.        DESIGNATION OF CO-COLLATERAL AGENT.......................................................58
   SECTION 7.14.        REPLACEMENT OF CERTAIN LENDERS...........................................................58

ARTICLE 8      CHANGE IN CIRCUMSTANCES; COMPENSATION.............................................................59

   SECTION 8.01.        BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.................................59
   SECTION 8.02.        ILLEGALITY...............................................................................59
   SECTION 8.03.        INCREASED COST AND REDUCED RETURN........................................................60

ARTICLE 9      CONDITIONS TO MAKING OF THE LOAN..................................................................61

   SECTION 9.01.        CONDITIONS TO MAKING THE LOAN............................................................61

ARTICLE 10        MISCELLANEOUS..................................................................................62

   SECTION 10.01.       NOTICES..................................................................................62
   SECTION 10.02.       NO WAIVERS...............................................................................63
   SECTION 10.03.       EXPENSES; DOCUMENTARY TAXES..............................................................63
   SECTION 10.04.       INDEMNIFICATION..........................................................................63
   SECTION 10.05.       SETOFF; SHARING OF SETOFFS...............................................................64
   SECTION 10.06.       AMENDMENTS AND WAIVERS...................................................................65
   SECTION 10.07.       NO MARGIN STOCK COLLATERAL...............................................................66
   SECTION 10.08.       SUCCESSORS AND ASSIGNS...................................................................66
   SECTION 10.09.       CONFIDENTIALITY..........................................................................67
   SECTION 10.10.       REPRESENTATION BY LENDERS................................................................68
   SECTION 10.11.       OBLIGATIONS SEVERAL......................................................................68
   SECTION 10.12.       GEORGIA LAW..............................................................................68
   SECTION 10.13.       SEVERABILITY.............................................................................68
   SECTION 10.14.       INTEREST.................................................................................68
   SECTION 10.15.       INTERPRETATION...........................................................................69
   SECTION 10.16.       WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION............................................69
   SECTION 10.17.       COUNTERPARTS.............................................................................70
   SECTION 10.18.       SOURCE OF FUNDS -- ERISA.................................................................70
   SECTION 10.19.       CREDIT INQUIRIES.........................................................................70
   SECTION 10.20.       CONSEQUENTIAL DAMAGES....................................................................70
   SECTION 10.21.       ENTIRE AGREEMENT.........................................................................70
   SECTION 10.22.       CONTINUING EFFECT........................................................................71
   SECTION 10.23.       INTERCREDITOR AGREEMENT..................................................................71

EXHIBITS:

EXHIBIT A      -     Form of Note

EXHIBIT B      -     Form of Borrower's Counsel Opinion

EXHIBIT C      -     Form of Agents' Counsel Opinion

EXHIBIT D      -     Form of Assignment and Acceptance

EXHIBIT E      -     Form of Compliance Certificate

EXHIBIT F      -     Form of Closing Certificate

EXHIBIT G      -     Form of Officer's Certificate

EXHIBIT H      -     Form of Waiver and Agreement

EXHIBIT I      -     Form of Telephone Instruction Letter

EXHIBIT J      -     Form of Collateral Disclosure Certificate

EXHIBIT K      -     Form of Pledge Agreement

EXHIBIT L      -     Form of Warrantholders Rights Agreement

EXHIBIT M      -     Form of Warrant



SCHEDULES:



SCHEDULE 3.03     -     Real Property Mortgages

SCHEDULE 4.01     -     Corporate Authority

SCHEDULE 4.05     -     Litigation

SCHEDULE 4.14     -     Environmental Matters

SCHEDULE 4.20     -     Labor Disputes

SCHEDULE 4.21     -     Surety Obligations

SCHEDULE 4.22     -     Restrictions

SCHEDULE 4.23     -     Leases

SCHEDULE 4.25     -     Capital Structure

SCHEDULE 4.35     -     Material Contracts

SCHEDULE 5.14     -     Transactions With Affiliates

               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT



Preamble. THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (hereinafter, together with all schedules and exhibits hereto, and any supplements, additions, modifications or amendments thereto made from time to time called this "Agreement"), dated as of July 27, 1999 (the "Closing Date"), is made by and among THOMASTON MILLS, INC., a Georgia corporation (hereinafter, together with its successors and permitted assigns called the "Borrower"); THOMASTON MILLS FSC, INC., a U.S. Virgin islands corporation (hereafter, together with its successors and permitted assigns, called "FSC"); BANK OF AMERICA, N.A., F/K/A NATIONSBANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "BOFA"; BOFA, together with SunTrust and Wachovia, each as hereinafter defined, called collectively, the "Lenders" and, individually, a "Lender"); SUNTRUST BANK, ATLANTA, a Georgia banking corporation (hereinafter, together with its successors and permitted assigns, called "SunTrust"), individually and as "Administrative Agent" and "Syndication Agent" (as those terms are hereinafter defined), on behalf of the Lenders; WACHOVIA BANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "Wachovia"), as "Documentation Agent" and "Collateral Agent" (as those terms are hereinafter defined), on behalf of the Lenders; and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation (hereinafter, together with its successors and permitted assigns called "SunTrust Equitable Securities"), as "Arranger" and "Lead Manager" (as those terms are hereinafter defined), on behalf of the Lenders (all of the foregoing Persons herein sometimes collectively called the "Parties" or, individually, a "Party").



                  The Parties are parties to a certain Credit and Security Agreement, dated as of August 19, 1998 (which, as amended or modified to the Closing Date is called herein the "Prior Loan Agreement"), pursuant to which the Lenders agreed to extend loans and other financial accommodations to the Borrower. In conjunction with a substantial and permanent repayment and/or termination of such loans and other financial accommodations made this date, the Parties have agreed to amend and restate the Prior Loan Agreement with this Agreement pursuant to which the remainder of the loans and other financial accommodations made pursuant to the Prior Loan Agreement will be refinanced, continued and extended.



                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
SECTION 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

                  "Accounts Receivable Collateral" means and includes all accounts, instruments, and chattel paper, including, without limitation, all rights of an Obligor to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, and together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising.

                  "Account Debtor" means the Person who is obligated on any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

                  "Additional Real Property" means any real property acquired by any Obligor subsequent to the Closing Date either in fee simple or pursuant to a Long-Term Lease.

                  "Adjusted London Interbank Offered Rate," applicable to any Interest Period, means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00, minus the Euro-Dollar Reserve Percentage.

                  "Administrative Agent" means SunTrust, acting in such capacity hereunder.

                  "Affected Lender" has the meaning set forth in SECTION 7.14.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, five percent (5%) or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" means, collectively, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Collateral Agent, the Lead Manager and the Arranger. "Agent" shall refer, individually, thereto.

                  "Agents' Letter Agreements" means, individually and collectively, that certain letter agreement (or each such letter agreement, if there is more than one), dated as of the Closing Date, between the Borrower and the Agents (or an Agent) relating to the structure of the credit facilities provided for under this Agreement, and certain fees from time to time payable by the Borrower to the Agents (or such Agent), together with all amendments and supplements thereto.

                  "Aggregate Real Properties" has the meaning given to such term in SECTION 4.14.

                  "Agreement" has the meaning given to such term in the Preamble to this Agreement.

                  "Applicable Margin" means: (i) three and one-half of one percent (3.50%) per annum, to the extent that the Loan is at the relevant time a Euro-Dollar Loan; and (ii) one and one-half of one percent (1.50%) per annum, to the extent that the Loan is at the relevant time a Base Rate Loan.

                  "Arranger" means SunTrust Equitable Securities, acting in such capacity hereunder.

                  "Assignee" has the meaning set forth in SECTION 10.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with SECTION 10.08(c) in the form attached hereto as EXHIBIT D.

                  "Assumed Rate" means the lesser of: (i) the Fixed Rate or (ii) the Variable Rate.

                  "Authority" has the meaning set forth in SECTION 8.02.

                  "Balance Due" means the principal balance of the "Obligations" (as that term is defined in the Prior Loan Agreement) owing to the Parties (other than Borrower and FSC) after application thereto of the proceeds of the initial advance made to Borrower by the Replacement Lenders under the Replacement Loan Contract.

                  "Balances Collateral" means all property of each Obligor left with any Agent or any Lender or in the possession, custody or control now or hereafter of any Agent or any Lender, all deposit accounts of each Obligor now or hereafter opened with any Agent or any Lender, all certificates of deposit issued by any Agent or any Lender to an Obligor, and all drafts, checks and other items deposited in or with any Agent or any Lender by any Obligor for collection now or hereafter, including, without limitation, all such items described in SECTION 10.05.

                  "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

                  "Bankruptcy Default" has the meaning set forth in SECTION
6.01.

                  "Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (1/2%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means the Loan, to the extent that, pursuant to Article 8, the interest rate payable thereon is determined by reference to the Base Rate plus the Applicable Margin.

                  "BOFA" shall have the meaning given to such term in the Preamble to this Agreement.

                  "Borrower" has the meaning given to such term in the Preamble to this Agreement.

                  "Business Plan" has the meaning given to such term in Section 5.01(o).

                  "Capital Stock" means any nonredeemable capital stock of the Borrower or any Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "Capitalized Interest Component" has the meaning given to such term in SECTION 2.04.

                  "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Collateral.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Certified Public Accountants" means the Borrower's certified public accountants as of the Closing Date or such other firm of nationally recognized independent certified public accountants which may be retained by the Borrower hereafter for the purpose of auditing its financial statements.

                  "Change of Control" shall be deemed to have occurred at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the Hightower Family, Mt. Vernon Mills or any Person acquiring ownership of Borrower under the Warrants) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors, or (b) the Hightower Family ceases to own or control at least twenty-five percent (25%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors, or (c) without double counting, the officers and directors of Borrower as of the Closing Date, together with the Hightower Family, cease to own or control at least a majority of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

                  "Change of Law" has the meaning set forth in SECTION 8.02.

                  "Closing Certificate" has the meaning set forth in SECTION 9.01(e).

                  "Closing Date" has the meaning given to such term in the Preamble to this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code.

                  "Collateral" means, collectively, (i) the assets and properties of the Obligors in which the existing security interest granted to the Collateral Agent, for the benefit of the Lenders, in the Collateral pursuant to SECTION 3.01 of the Prior Loan Agreement is restated and continued in favor of the Collateral Agent, for the benefit of the Lenders, pursuant to SECTION 3.01, (ii) the Pledged Stock continued to be pledged to the Collateral Agent pursuant to the Pledge Agreement, and (iii) all Real Property Collateral continued to be pledged to the Collateral Agent pursuant to the Mortgages.

                  "Collateral Agent" means Wachovia, acting in such capacity hereunder.

                  "Collateral Disclosure Certificate" means the Collateral Disclosure Certificate, dated as of the Closing Date, substantially in the form of EXHIBIT J, executed by the Borrower on behalf of each Obligor and containing disclosure of information pertaining to the Collateral.

                  "Collateral Locations" means the respective chief executive office of the Borrower and each other Obligor and those additional locations, if any, of the Borrower and each other Obligor set forth and described in the Collateral Disclosure Certificate.

                  "Compliance Certificate" has the meaning set forth in SECTION 5.01(c).

                  "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

                  "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, should be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414 of the Code.

                  "Credit Documents" means this Agreement, the Notes, the Security Documents, the Collateral Disclosure Certificate, the Warrants, the Warrantholders Rights Agreement, any other certificate agreement, document or instrument evidencing, relating to or securing the Obligations, and any other agreement, document or instrument delivered from time to time in connection with this Agreement, the Notes, the Security Documents or the Obligations, as such agreements, documents and instruments may be amended or supplemented from time to time.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (x) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan or other Obligation, on any day, the highest among the following: (i) the Fixed Rate plus three percent (3%) per annum; or (ii) the Variable Rate plus the Applicable Margin plus three percent (3%) per annum; and (iii) the Base Rate plus the Applicable Margin plus three percent (3%) per annum.

                  "Documentation Agent" means Wachovia, acting in such capacity hereunder.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Georgia are authorized by law to close.

                  "Early Payment Alternatives" means such alternatives effecting payment and discharge of all Obligations as soon as practicable after the Closing Date as shall be offered to Borrower, or which Borrower shall pursue (or continue pursuing), as of and subsequent to the Closing Date, including, without limitation, by way of the investment of additional equity in Borrower, the sale of assets, any merger, consolidation or acquisition, the refinancing of the Obligations, or any combination of the foregoing.

                  "EBITDA" means, for any period, the net income (or net loss) of Borrower, for such period as determined in accordance with GAAP, (a) plus, to the extent reflected in the changes in the statement of net income for such period, the sum of, without duplication, the following for Borrower (i) interest expense, (ii) taxes actually paid, (iii) depreciation and amortization expense,
(iv) extraordinary losses, (v) non-cash adjustments for original issue discount, and (vi) the non-cash adjustments approved by the Lender from time to time, and
(b) minus, to the extent reflected in the changes in the statement of net income for such period, extraordinary gains of Borrower.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower or any Subsidiary or the Aggregate Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "Equipment Collateral" means all equipment and fixtures of each Obligor, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer equipment, books and records, motor vehicles, forklifts, rolling stock, dies and tools used or useful in each Obligor's business operations, excluding, however, any Excluded Equipment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means the Loan, to the extent that the interest rate payable thereon is determined by reference to the London Interbank Offered Rate pursuant to Article 2.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Euro-Dollar Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in SECTION 6.01.

                  "Excluded Equipment" means (i) any equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon without its prior consent, unless and until either
(A) such creditor grants such consent or (B) the Debt secured by such Lien has been fully paid and satisfied; and (ii) any equipment with respect to which the rights of possession and use of an Obligor are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as such Obligor acquires title to such equipment from the lessor or the lessor abandons its rights and claims thereto.

                  "Existing Mortgages" means those Mortgages in existence on the Closing Date made pursuant to the Prior Loan Agreement, as more particularly described on SCHEDULE 3.03, being amended and restated pursuant hereto to reflect the terms hereof pursuant to one or more Mortgages, each to be in substantially the form of EXHIBIT N.

                  "Existing Real Property" means all real property owned by an Obligor in fee simple or leased by an Obligor pursuant to a Long-Term Lease on the Closing Date, as more particularly described on SCHEDULE 3.03.

                  "Executive Office" means the chief executive office address of the Borrower and each other Obligor designated as such in the Collateral Disclosure Certificate.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided, however, that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined in good faith by the Administrative Agent.

                  "Fees" means, collectively, all fees and charges (excluding interest) payable to the Agents and the Lenders pursuant hereto, including, particularly, those set forth and described in SECTION 2.05.

                  "Fiscal Month" means any fiscal month of the Borrower and its Consolidated Subsidiaries.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower and its Consolidated Subsidiaries.

                  "Fiscal Year" means any fiscal year of the Borrower and its Consolidated Subsidiaries.

                  "Fixed Rate" means a fixed simple interest rate per annum equal to fifteen percent (15%) on the Closing Date, but increasing thereafter, in monthly increments of one percent (1%) per annum, on the first calendar day of each calendar month, beginning on September 1, 1999, up to a maximum fixed simple interest rate per annum equal to twenty percent (20%), which shall become effective on January 1, 2000, and remain effective as the "Fixed Rate" at all times thereafter.

                  "FSC" has the meaning given to such term in the Preamble to this Agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with SECTION 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" or "Guaranty," by any Person, means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the terms "Guarantee" and "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" or "Guaranty", used as a verb, shall have corresponding meanings.

                  "Guaranteed Obligations" has the meaning given to such term in
SECTION 2.12(a).

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Hightower Family" means, collectively, George Hightower, Sr., George Hightower, Jr., William Hightower, Neil Hightower, Stewart Davis, any family member of any of the foregoing, their heirs and estates, and any trust in which any of the foregoing are the beneficiaries.

                  "Intangibles Collateral" shall mean all general intangibles of each Obligor, whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, tax refunds, rights to tax refunds, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records and all computer software and programs, and all goodwill of each Obligor associated therewith.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Collateral Agent and the Replacement Lender Co-Agents; as it may be amended or modified from time to time.

                  "Interest Period" means each monthly period, beginning on the first calendar day of a calendar month and ending on the last calendar day of such calendar month, except that (i) the initial Interest Period shall begin on the Closing Date and end on July 31, 1999; and (ii) the Interest Period containing the Termination Date shall end on the Termination Date.

                  "Inventory Collateral" means all inventory of each Obligor, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of each Obligor held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in such Obligor's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing; provided, however, that "Inventory Collateral" shall not include goods which are placed by the owner thereof (other than another Obligor) on consignment with an Obligor in compliance with Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person (including, without limitation, interest rate protection, foreign currency or other hedging arrangements to be held by such Person as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Joint Venture" means any Person which is primarily engaged in some aspect of the business of the Borrower or any Consolidated Subsidiary, or in which any Borrower has made an equity Investment: (i) which is not a Subsidiary, and (ii) in which such Borrower owns twenty percent (20%) or more of the beneficial interests therein.

                  "Lead Manager" means SunTrust Equitable Securities, acting in such capacity hereunder.

                  "Lender" or "Lenders" has the meaning given to such term in the Preamble to this Agreement.

                  "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means the Loan, in the principal amount of Fifteen Million Dollars ($15,000,000) made by the Lenders to the Borrower pursuant to
Section 2.01, representing the Balance Due being refinanced pursuant hereto.

                  "London Interbank Offered Rate," applicable to the Euro-Dollar Loan means for the Interest Period of the Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the Dow Jones Telerate Service Page 3750 effective as of 11:00 A.M., London time, two (2)

Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of the Euro-Dollar Loan.

                  "Long-Term Lease" means any lease of real property in which an Obligor is tenant (or lessee) having a term (including extensions or renewal terms exercisable at an Obligor's option) of five (5) years or more.

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination, or claim or contest by the Borrower demanding the same, in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower or any Subsidiary, (b) the rights and remedies of the Agents or the Lenders under the Credit Documents, the Collateral Agent's security interest and Lien against the Collateral, or the ability of the Borrower, any Obligor or any other Person obligated under a Guarantee of the Obligations to perform its obligations with respect to the Obligations or under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by the Borrower or Person obligated under a Guarantee of the Obligations), as applicable, or (c) the legality, validity or enforceability of any Credit Document.

                  "Material Contract" means any contract, lease, instrument, guaranty or license, or other arrangement (other than any of the Credit Documents), whether written or oral, to which the Borrower or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect. Without limitation, the Replacement Loan Contract shall constitute a Material Contract.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Mortgage" means each mortgage, deed of trust, deed to secure debt or other instrument of similar effect pursuant to which, in accordance with
SECTION 3.03, an Obligor grants a Lien to Collateral Agent on the Closing Date or subsequent thereto in any Real Property Collateral. The term "Mortgage" includes, without limitation, all Existing Mortgages.

                  "Mortgage Documentation" means, collectively, the Mortgages and all other documents, instruments and agreements executed and/or delivered in connection therewith pursuant to SECTION 3.03.

                  "Mt. Vernon Mills" means, collectively, Mount Vernon Mills, Inc.; R.B. Pamplin Corporation; together with each "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) that is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than ten percent (10%) of the total voting power of all classes of stock then outstanding thereof entitled to vote in the election of directors thereof.

                  "Multiemployer Plan" shall have the meaning set forth in
SECTION 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means, in each case as set forth in a statement in reasonable detail delivered by the Borrower to the Administrative
Agent:

                           (i) with respect to the disposition of assets by the Borrower or any Subsidiary, the excess, if any, of (1) the cash proceeds received in connection with such disposition over (2) the sum of (A) the principal amount of any Debt (other than the Obligations) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary, as the case may be, in connection with such disposition;

                           (ii) with respect to any cash proceeds received by the Borrower or a Subsidiary in respect of the issuance of any Capital Stock, all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or Subsidiary directly in connection with the issuance of such Capital Stock or the incurrence of such Debt for money borrowed.

                  "Net Casualty/Insurance Proceeds", when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Non-Conflicted Person" means, (i) so long as the Borrower is a going concern, any Person other than a Person whose business interests are primarily in the textile industry; and (ii) otherwise, any Person.

                  "Notes" means the promissory notes of the Borrower substantially in the form of EXHIBIT A, evidencing the obligation of the Borrower to repay to each Lender its Pro Rata Share of the Loan and accrued interest thereon; together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Obligations" means all Debts, liabilities and obligations of the Borrower and each Subsidiary Guarantor: (i) to the Agents or the Lenders, incurred or arising from time to time under or pursuant to this Agreement and each of the Credit Documents in respect of the Loan

(including principal, interest, fees, costs and indemnification amounts) and any and all extensions or renewals thereof in whole or in part; and (ii) to any Lender or Affiliate thereof, incurred or arising under or in connection with any banking or related transactions, services or functions performed for any Obligor in connection with the conduct of such Obligor's business (including extensions of credit giving rise to any Debt not related to this Agreement or any of the Credit Documents, the incurrence of which is permitted hereunder or otherwise consented to in writing by the Required Lenders).

                  "Obligors" means, collectively, the Borrower and each Subsidiary Guarantor.

                  "Officer's Certificate" has the meaning set forth in SECTION 9.01(f).

                  "Participant" has the meaning set forth in SECTION 10.08(b).

                  "Pay Rate" means the lesser of: (i) the Variable Rate or (ii) the Fixed Rate; provided, however, that from and after the occurrence of, and during the continuation of, any Event of Default, the Pay Rate shall be the Fixed Rate or, as applicable, pursuant to Section 2.04(c), the Default Rate.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Encumbrances" means the Liens and encumbrances set forth and described in SECTION 5.18.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under SECTION 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

                  "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT K, executed by the Borrower in favor of the Collateral Agent.

                  "Pledged Stock" means the capital stock of each Subsidiary of the Borrower described in and continued to be pledged pursuant to the Pledge Agreement.

                  "Prior Loan Agreement" has the meaning given to such term in the Preamble to this Agreement.

                  "Prime Rate" refers to that interest rate so denominated and set by the Administrative Agent from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Administrative Agent. The Administrative Agent lends at interest rates above and below the Prime Rate.

                  "Pro Rata Shares" means, (i) on the Closing Date, as to each Lender, the percentage amount specified opposite such Lender's name on its signature page to this Agreement; representing each Lender's pro rata share of the Loan then outstanding; and (ii) subsequent to the Closing Date, such percentage as shall represent each Lender's (including each Assignee's) pro rata share of the Loan then outstanding, after giving effect to any assignments thereof made in accordance with SECTION 10.08(c).

                  "Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by the Borrower or any Subsidiary from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

                  "Real Property Collateral" means all land, buildings, structures, improvements, fixtures, timber, other natural resources and other property, or interests in property of an Obligor in which a Lien is granted to Collateral Agent at any time or from time to time as security for payment of the Obligations pursuant to the Mortgages.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Replacement Lender Co-Agents" means, collectively, Foothill Capital Corporation and General Electric Capital Corporation.

                  "Replacement Lenders" means, collectively, Foothill Capital Corporation, General Electric Capital Corporation and such other financial institutions as, now or hereafter, are parties as lenders to the Replacement Loan Contract.

                  "Replacement Loan" means, collectively, all loans, advances and other financial accommodations made (and to be made) to the Borrower by the Replacement Lenders pursuant to the Replacement Loan Contract.

                  "Replacement Loan Contract" means the Loan and Security Agreement, dated as of the Closing Date, by and among Borrower, FSC, the Replacement Lenders and the Replacement Lender Co-Agents; as it may be amended or modified from time to time; and together with any renewals, extensions or refinancings thereof.

                  "Replacement Loan Documents" means the "Loan Documents," as that term is defined in the Replacement Loan Contract.

                  "Replacement Loan Lien" means, collectively, all Liens granted to the Replacement Lenders (or any agent(s) or a designee(s) on their behalf), under or pursuant to any Replacement Loan Documents in any property of any Obligor as security for the repayment of the Replacement Loan.

                  "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Required Lenders" means at any time Lenders having Pro Rata Shares equaling at least fifty-one percent (51%) of the then outstanding principal amount of the Loan; provided, however, that such calculation shall be made without including the principal amount of any Note held by any Lender which is in default with respect to any of its obligations to the Agents or any other Lender.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock), or (ii) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock), or
(b) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Borrower's Capital Stock, or (iii) any payment prior to the scheduled maturity of any Subordinated Debt or other Debt (other than the Obligations) of any Obligor.

                  "Security Documents" means the Mortgages, Pledge Agreement and the Waiver Agreements.

                  "Senior Officer" of the Borrower shall mean any of the following, regardless of title, the chief executive officer, the chief operating officer or the chief financial officer of the Borrower.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Subordinated Debt" means any Debt, which is unsecured, of the Borrower or any Subsidiary to any Person which, by written agreement, has been subordinated in right of payment and claim, to the rights and claims of the Agents the Lenders in respect of the Obligations, on terms and conditions reasonably satisfactory to the Required Lenders.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Subsidiary Guarantor" means FSC.

                  "SunTrust" has the meaning given to such term in the Preamble to this Agreement.

                  "Syndication Agent" means SunTrust, acting in such capacity hereunder.

                  "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, including net deferred taxes (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates.

                  "Taxes" has the meaning set forth in SECTION 2.08(c).

                  "Termination Date" means, whichever is applicable, of (i) that date which constitutes the fifth (5th) anniversary of the Closing Date; namely, July 23, 2004; (ii) the date that full payment of the Obligations is accelerated pursuant to SECTION 6.01 following the occurrence of an Event of Default.

                  "Third Party Claims" means claims of Third Parties against any Obligor for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

                  "Third Parties" means landlords, warehousemen, servicers, processors, bailees and other third parties which may, from time to time, be in the possession or control of, any Collateral or any property on which any Collateral is or may be located.

                  "Trade Styles" has the meaning set forth in SECTION 4.31.

                  "Transferee" has the meaning set forth in SECTION 10.08(d).

                  "UCC" shall mean the Uniform Commercial Code Secured Transactions of Georgia (O.C.G.A. Art. 11-9), as in effect on the Closing Date.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Up-Front Fee" shall have the meaning given to such term in
SECTION 2.05(a).

                  "Variable Rate" means the Adjusted London Interbank Offered Rate plus the Applicable Margin; provided, however, that if, pursuant to Article 8, the Adjusted London Interbank Offered Rate is no longer an available interest rate, then, the "Variable Rate" shall mean the Base Rate plus the Applicable Margin.

                  "Wachovia" has the meaning given to such term in the Preamble to this Agreement.

                  "Waiver Agreement" means a Waiver and Agreement substantially in the form of EXHIBIT H, with any changes as may be acceptable to the Collateral Agent, in its discretion, executed and delivered by a Third Party waiving or subordinating all Third Party Claims, and making certain other agreements in regard to the Collateral, all on terms satisfactory to the Collateral Agent.

                  "Warrantholders Rights Agreement" means, collectively, the Agreement, dated the Closing Date, made between Borrower and the Lender, concerning issuance of the Warrants, in substantially the form of EXHIBIT L.

                  "Warrants" means, collectively, those warrants granted to each of the Lenders by the Borrower on the Closing Date to acquire, without further consideration payable, (i) ten percent (10%), in the aggregate, as to all Lenders, of the Borrower's Class A non-voting Common Stock (on a fully diluted basis), plus (ii) ten percent (10%), in the aggregate, as to all Lenders, of the Borrower's Class B voting Common Stock (on a fully diluted basis), exercisable, in each instance, at nominal cost, at each Lender's option, at any time after December 31, 1999, but not later than December 31, 2004; in substantially the form of EXHIBIT M.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  "Y2K Plan" has the meaning set forth in SECTION 4.26.

                  "Year 2000 Compliant and Ready" means that (A) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of their business and their general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century, and; (B) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (A) above.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's Certified Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and the Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Borrower's Certified Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Credit Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 5.01 hereof, means the financial statements referred to in SECTION 4.04).

                  SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "articles", "exhibits", "schedules", "sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts", "chattel paper", "instruments", "general intangibles", "inventory", "documents" "equipment" and "fixtures", as and when used herein and in the other Credit Documents, shall have the same meanings given such terms under the UCC.

                  SECTION 1.05. Terminology. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless and except to the extent otherwise expressly provided herein, the term "pro rata" when applied to a Lender means that Lender's Pro Rata Share. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Whenever the phrase "to the best of the Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of the Borrower or (ii) the knowledge that Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the other officers, employees or agents of the Borrower or any Subsidiary and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, the Loan made hereunder shall be deemed funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of the Collateral Agent, any agreement entered into by the Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by the Collateral Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or admitted to be taken by the Collateral Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Collateral Agent and the Lenders. Whenever any matter set forth herein or in any Credit Document is to be consented to or be satisfactory to an Agent, a Lender or the Required Lenders, or is to be determined, calculated or approved by an Agent, a Lender or the Required Lenders, then, unless otherwise expressly set forth herein or in any such Credit Document, such consent, satisfaction, determination, calculation or approval shall be in its (or their) sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.



                                   ARTICLE 2

                                    THE LOAN



                  SECTION 2.01. The Loan. On the Closing Date, each Lender shall make available to Borrower its Pro Rata Share of the Loan for the purpose of repaying, by extension, renewal and refinancing pursuant hereto, the Balance Due.

                  SECTION 2.02. Notes. (a) Each Lender's Pro Rata Share of the Loan shall be evidenced by a single Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Pro Rata Share of the Loan outstanding on the Closing Date.

                  (b)      Upon receipt of each Lender's Note pursuant to
SECTION 9.01, the Administrative Agent shall deliver such Note to such Lender. Each Lender will record either on its own books and records or on Schedules attached to its Note, at its option, and prior to any transfer of its Note will transfer a copy of the relevant portions of its books and records or endorse on such schedules attached to its Note appropriate notations to evidence; the date, amount and maturity of, and effective interest rate for, each Loan made by it, and the date and amount of each payment of principal made by the Borrower with respect thereto. Such records, whether on the Lender's books and records or on Schedules to the Note will constitute prima facie evidence, in the absence of manifest error, of the respective principal amounts owing and unpaid on such Lender's Note; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Lender to assign its Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note, in the event such option is elected by such Lender, and to attach to and make a part of its Note a continuation of any such Schedule as and when required.

                  (c) The Administrative Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the date, amount, effective interest rate and maturity of the Loan, (ii) the amount of any principal, interest or fees due or to become due from the Borrower on the Loan and (iii) the amount of any sum received by the Administrative Agent hereunder in respect of any such principal, interest or fees due on the Loan and each Lender's Pro Rata Share thereof.

                  (d) The entries made in the accounts pursuant to paragraph (c) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon, and in case of discrepancy between such accounts and the schedules to the Note maintained by any Lender pursuant to paragraph (b) or between such accounts and the books and records of the Borrower, in the absence of manifest error, the control account maintained by the Administrative Agent pursuant to paragraph (c) above shall be controlling with respect to the Loan.

                  SECTION 2.03. Maturity of Loans. The Loan will mature, and be due and payable in full, on the Termination Date.

                  SECTION 2.04. Interest Rates. The Loan shall bear interest at the Fixed Rate subject, however, to increase to the Default Rate pursuant to
Section 2.04(c) below; provided, however, that, notwithstanding the foregoing, so long as no Event of Default has occurred and is then continuing, the amount of accrued interest payable from month-to-month on the Loan shall be determined by reference to the Pay Rate, and, to the extent that the amount of interest accrued at the Fixed Rate in any Interest Period exceeds the amount of interest paid at the Pay Rate for such Interest Period, then, effective at the end of such Interest Period, the amount of such excess (herein, as it may increase from time to time, called the "Capitalized Interest Component") shall be capitalized; i.e., added to the then unpaid principal balance of the Loan, and be due and payable in full on the Termination Date.

                  (a) Accrued interest on the Loan at the Pay Rate shall be due and payable monthly in arrears, on the last day of each calendar month, beginning on July 31, 1999, and continuing on a monthly basis thereafter until the Loan is paid in full, and at maturity. Any overdue principal of and, to the extent permitted by applicable law, overdue interest, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (b) The Administrative Agent shall determine the interest rate applicable to the Loan monthly on the first day of each Interest Period, for such Interest Period, but, subject to subsection (c) below. The Administrative Agent shall give prompt notice to the Borrower and the Lenders by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (c) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loan (and, to the extent permitted by applicable law, all accrued interest thereon, accrued fees and other Obligations then and thereafter due and payable) may, at the election of the Required Lenders, bear interest at the Default Rate.

                  SECTION 2.05. Fees.

                  (a) Up-Front Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, to be shared among them based on their Pro Rata Shares, an up-front fee in an amount equal to three percent (3%) of the Loan, which shall be payable on the Closing Date (the "Up-Front Fee").

                  (b) Agents' Fees. The Borrower shall pay to each Agent, for its account and sole benefit, such fees and other amounts at such times as set forth in the Agents' Letter Agreements.

                  (c) Warrant Exercise Fees. The Parties have agreed that the Warrants are being issued in consideration of the Lenders forgoing full payment when due of the Obligations owing to the Lenders under the Prior Loan Agreement, and that, accordingly, the issuance and exercise of the Warrants shall be made without any necessity for payment of additional consideration by any holder of the Warrants (except nominal consideration), the consideration described above being deemed adequate and sufficient for all such purposes by the Borrower. In order to facilitate the Parties' intent in respect thereof, if it shall ever be determined that, notwithstanding the foregoing, any such consideration (other than a nominal consideration) shall be payable to the Borrower upon the exercise of any Warrants, then, there shall be due and owing by Borrower to each Lender exercising a Warrant an exercise fee equal in amount to the exercise price otherwise payable by such Lender to Borrower upon exercise of such Warrant, which fee shall be set off against payment of such exercise price when otherwise due and payable.

                  SECTION 2.06. Optional Prepayments. (a) Upon notice to the Administrative Agent prior to 11:00 A.M. (Atlanta, Georgia, time) on the same Domestic Business Day, the Borrower may prepay the Loan, in whole at any time, or from time to time in part in amounts aggregating at least One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Pro Rata Shares of each Lender in respect of the Loan.

                  (b) Upon receipt of a notice of prepayment pursuant to this SECTION 2.06, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment, based on its Pro Rate Share thereof, and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  SECTION 2.07. Mandatory Prepayments. Unless otherwise approved by the Required Lenders, the Borrower shall pay to the Administrative Agent an amount equal to one hundred percent (100%) of all Net Cash Proceeds from (i) the disposition of any assets, other than Inventory Collateral and Equipment Collateral which are permitted to be sold pursuant to

SECTION 5.33, and (ii) the issuance of any Capital Stock (other than pursuant to exercise of any Warrant). Such payment shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds. All such payments shall be applied to prepay ratably the Pro Rata Shares of each Lender in respect of the Loan.

                  SECTION 2.08. General Provisions as to Payments.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loan and of Fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in SECTION 10.01. All payments received by the Administrative Agent after 11:00 A.M. (Atlanta, Georgia time) on any Business Day shall be deemed to be received on the following Business Day. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share of each such payment received by the Administrative Agent for the account of the Lenders.

                  (b) Whenever any payment of principal of, or interest on, the Loan or of Fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

                  (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to the Loan or any Fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to the Loan or any Fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to the Loan or any Fee relating thereto, the Borrower shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Lender for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption. Before making any claim pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and its Note without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                  In the event any Lender receives a refund of any Taxes paid by the Borrower pursuant to this SECTION 2.08(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this SECTION 2.08(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  (d) Unless and except to the extent otherwise expressly provided in this Agreement, all monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to acceleration of the Loan or realized from any disposition of Collateral, shall be allocated among such of the Agents and the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders, on a pro rata basis based on the respective percentage which each Lender's portion of the particular Obligation(s) in question bears to the whole of such Obligations within each subclause, unless otherwise expressly provided herein) in the following order (in each case, until all Obligations within each category described below are fully paid): (i) first, to the Agents first, and then to the Lenders, to pay the amount of any expenses that have not been reimbursed, respectively, to the Agents, or the Lenders by the Borrower (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (ii) next, to the Agents to pay any amounts owed under indemnification obligations that have not been paid to the Agents by the Lenders or the Borrower, together with interest accrued thereon; (iii) next, to the Agents to pay any Fees then due and payable to the Agents for their own accounts; (iv) next, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agents and for any expenses that they have reimbursed to the Agents; (v) next, to the Lenders, for accrued interest on the Loan; (vi) to the principal amount of the Loan; and (vii) to any other Obligations which then may be outstanding. The allocations set forth in this
SECTION 2.08(d) are solely to determine the rights and priorities of the Agents and the Lenders as among themselves and may be changed by the Agents and the Lenders without notice to or the consent or approval of the Borrower or any other Person.

                  SECTION 2.09. Special Provisions Regarding Full Prepayment Before December 31, 1999. The Parties have entered into this Agreement on the understanding that, consistent with the terms of the Prior Loan Agreement, the Borrower will continue to pursue Early Payment Alternatives subsequent to the Closing Date. In respect of the foregoing, as an incentive to the Borrower's continued pursuit of Early Payment Alternatives, if the Borrower voluntarily fully prepays and satisfies in full all Obligations by not later than December 31, 1999, excluding, however, for this purpose, any Capitalized Interest Component, to the extent then accrued at interest rates in excess of fifteen percent (15%) per annum (such portion of the Capitalized Interest Component herein called the "Excess Capitalized Interest), the Lenders agree: (i) to forgive payment of the Excess Capitalized Interest; and (ii) cancel and return to the Borrower the Warrants for no additional consideration.

                  SECTION 2.10. Computation of Interest and Fees. Interest on the Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day), calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.11. All Loans to Constitute One Obligation. The Loan and all other Obligations at any time made pursuant hereto shall constitute one general obligation of the Obligors, jointly and severally, and shall be secured by the Liens on the Collateral in favor of the Collateral Agent; provided, however, that each of the Agents and the Lenders shall be deemed to be a creditor of each Obligor and the holder of a separate claim against each Obligor to the extent of all Obligations owed by each Obligor to such Agent or Lender.

                  SECTION 2.12. Subsidiary Guaranty.

                  (a) The Guaranty: Each of the Subsidiary Guarantors hereby jointly and severally guarantees to the Agents and the Lenders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrower (such Obligations herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms thereof. Each of the Subsidiary Guarantors hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without the demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  (b) Obligations Unconditional. The obligations of the Subsidiary Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations of the Borrower under this Agreement, the Notes or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above.

                           (i) at any time or from time to time, without notice to any of the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                           (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted:

                           (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Loan Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                           (iv) any lien or security interest granted to, or in favor of, the Collateral Agent as security for any of the Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever; any requirement that any Agent or Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other Loan Document, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations; any right arising pursuant to Official Code of Georgia Section 10-7-24 or any other similar or subsequent law; and any right to assert any of the benefits under any statute providing appraisal or other, similar rights which may reduce or prohibit any deficiency judgments or claims.

                  (c) Reinstatement. The obligations of the Subsidiary Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect to the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Agent and Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Agent and Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  (d) Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions hereof and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Agent and Lender) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Subsidiary Guarantor).

                  (e) Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Agents and the Lenders, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes hereof.

                  (f) Continuing Guaranty. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                  (g) Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject to right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this SECTION 2.12(g) and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (express as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinate, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantor hereunder) of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  (h) General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantors hereunder would otherwise, be held to determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Subsidiary Guarantor, the Agents, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors a determined in such action or proceeding.

                                   ARTICLE 3

                                   COLLATERAL

                  SECTION 3.01. Grant of Security Interest. As security for the payment of all Obligations, each Obligor hereby restates, reconfirms and renews its grant to the Collateral Agent, for the ratable benefit of the Agents and the Lenders, a continuing, general Lien upon and security interest and security title in and to the following described property of such Obligor, wherever located, whether now existing or hereafter acquired or arising, namely: (a) the Accounts Receivable Collateral; (b) the Inventory Collateral; (c) the Equipment Collateral; (d) the Intangibles Collateral; (e) the Balances Collateral; and (f) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds.

                  SECTION 3.02. Further Assurances. Each Obligor shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Collateral Agent any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to the Collateral Agent to carry out the terms of this Agreement and any of the other Credit Documents and to perfect its security interest or intended security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to the Collateral Agent. The Borrower shall perform or cause to be performed such acts as the Collateral Agent may request to establish and maintain for the Collateral Agent a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances.

                  SECTION 3.03. Mortgages. On the Closing Date, as to all Existing Real Property, and upon the acquisition thereof by any Obligor, as to all Additional Real Property,

Borrower shall (or shall each other Obligor to) deliver, or cause to be delivered, to the Collateral Agent, in respect thereof, the following, all at Borrower's expense, and in a form and substance acceptable to the Collateral
Agent: (i) a Mortgage, conveying to the Collateral Agent for the benefit of all Agents and Lenders a first priority Lien on all such Real Property Collateral associated therewith, free and clear of all other Liens and encumbrances excepting only those which are approved in writing by the Collateral Agent; (ii) a mortgagee's title insurance policy (or binder committing to issue same), in customary ALTA form, from a title insurer selected by the Borrower, at its expense, but acceptable to the Collateral Agent, insuring the Collateral Agent's interest as mortgagee in such Real Property Collateral in an amount of coverage acceptable to the Collateral Agent and containing only such exceptions and limitations as such be acceptable to the Collateral Agent; (iii) a current, as-built boundary line survey of such Real Property Collateral from a registered land surveyor, selected by the Borrower, at its expense, but acceptable to the Collateral Agent in customary ALTA form; (iv) as appropriate, a lessor's acknowledgment and consent in respect of any Mortgaged Real Property which is leased; (v) an environmental assessment of such Real Property Collateral from an independent engineering firm acceptable to the Collateral Agent certifying as to the Borrower's compliance with SECTION 4.14 in respect of such property; (vi) an MAI appraisal of such Mortgaged Real Property, prepared by a independent appraiser, selected by or acceptable to the Collateral Agent, using an appraisal methodology approved by the Collateral Agent; and (vii) such other, similar or related requirements as the Collateral Agent may require in connection with the foregoing. In connection with the foregoing, it is understood and agreed by the Lenders that if, by the Closing Date, Borrower has not then fully complied to the Collateral Agent's satisfaction with any of the requirements set forth in clauses (iii) through (vi) above, in respect of any Existing Real Property, then, the Lenders may elect to waive such non-compliance, in their discretion, in which case Borrower shall have an additional period, ending on September 30, 1999, within which to fully comply to the Collateral Agent's satisfaction with such conditions before its failure to do so shall constitute an Event of Default.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agents and the Lenders that:

                  SECTION 4.01. Corporate Existence and Power. Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (as set forth on SCHEDULE 4.01), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this

Agreement, and by the Borrower and each Subsidiary Guarantor party thereto of the other Credit Documents (i) are within the Borrower's and each such Subsidiary's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower and such Subsidiary, and have been executed on behalf of the Borrower and such Subsidiary by its respective duly authorized officers, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or any such Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Subsidiary, and (v) do not and will not result in the creation or imposition of any Lien on any asset of the Borrower or any of such Subsidiaries (except in favor of the Collateral Agent).

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the other Credit Documents constitutes valid and binding obligations of the Borrower and each such Subsidiary Guarantor party thereto enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information. (a) The (i) audited (x) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (y) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all Subsidiaries, in each case for the Fiscal Year ending on June 30, 1998 and in each case reported on by its certified public accountants, copies of which have been delivered to each of the Lenders, and (ii) unaudited
(x) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (y) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all Subsidiaries, in each case for the interim period ended March 31, 1999, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries or the consolidating financial position of the Borrower and the Subsidiaries, as the case may be, as of such dates and their consolidated or consolidating results of operations and cash flows for such periods stated.

                  (b) Since March 31, 1999, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. No Litigation. Except as disclosed in SCHEDULE 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.06. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of

ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and the Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, the Fair Labor Standards Act of 1938, as amended), except as set forth in SECTION 4.14 or where such compliance is being contested in good faith through appropriate proceedings, and except where any such failure to comply (other than with respect to the Fair Labor Standards Act of 1938, as amended) does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral and the Borrower has adopted and continues to follow a compliance program satisfactory to assure the accuracy of the foregoing statement. There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any such Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. No United States income tax returns of the Borrower or any Subsidiaries which have been examined through the Closing Date are, to the Borrower's knowledge, the subject of any present dispute with the Internal Revenue Service.

                  SECTION 4.08. Force Majeure. None of the Borrower's nor any of the Subsidiaries' respective businesses is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.09. Investment Company Act. Neither the Borrower nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in SECTION 5.18.

                  SECTION 4.12. No Default. Neither the Borrower nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower or any Subsidiary to any Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect. The Borrower has disclosed to the Lenders all Early Payment Alternatives existing as of the Closing Date.

                  SECTION 4.14. Environmental Matters. Except as disclosed in
SCHEDULE 4.14: (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the real property owned, leased or operated by the Borrower or any Subsidiary (collectively, the "Aggregate Real Properties") has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in substantial compliance with all applicable Environmental Requirements.

                  (c) The Borrower and each of the Subsidiaries have procured all Environmental Authorizations necessary for the conduct of its business, and is in substantial compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Properties and the Borrower's and each of the Subsidiary's respective businesses.

                  SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws, or for which the applicable statute of limitations has expired. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                  SECTION 4.16. Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

                  SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (i) neither the Borrower nor any Subsidiary will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the Bankruptcy Code, or SECTION 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of SECTION 548 of the Bankruptcy Code,
SECTION 4 of the UFTA or SECTION 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 5 of the UFCA; and (ii) the Obligations of the Borrower under the Credit Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this SECTION 4.17, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.18. Insurance. The Borrower and each of the Subsidiaries have (either in the name of such Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A", insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation, to the extent not self insured as to worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 4.19. Possession of Permits. Each Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Borrower or Subsidiary is in violation of any thereof except where any such failure to possess any of the foregoing does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral.

                  SECTION 4.20. Labor Disputes. Except as disclosed in SCHEDULE 4.20, (i) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any Subsidiary, (ii) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (iii) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Borrower or any Subsidiary or for any similar purpose and (iv) there is no pending, or to the Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or any Subsidiary or their respective employees.

                  SECTION 4.21. Surety Obligations. Except as shown on SCHEDULE
4.21 hereto, neither the Borrower nor any of the Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  SECTION 4.22. Restrictions. Neither the Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its assets. Except pursuant to the Replacement Loan Contract or as set forth on SCHEDULE 4.22 hereto, neither the Borrower nor any of the Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by the Borrower or any of the Subsidiaries, as applicable.

                  SECTION 4.23. Leases. SCHEDULE 4.23 hereto is a complete listing of all capitalized and operating leases of the Borrower and the Subsidiaries as of the Closing Date. Each of the Borrower and the Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

                  SECTION 4.24. Trade Relations. There exists no present condition or state of facts or circumstances which would materially affect adversely the Borrower or any of the Subsidiaries or prevent the Borrower or any of the Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and, to the best of the Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Borrower or any of the Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower or any of the Subsidiaries, or with any material supplier.

                  SECTION 4.25. Capital Structure. As of the date hereof,
SCHEDULE 4.25 hereto states (i) the correct name of each of the Subsidiaries of Borrower (which, as of the Closing Date, is limited to FSC), its jurisdiction of incorporation and the percentage of its Capital Stock owned by the Borrower,
(ii) the name of each of the Borrower's and the Borrower's Affiliates and the nature of such affiliation, (iii) the number, nature and holder of all Capital Stock of the Borrower and each Subsidiary, and (iv) the number of authorized, issued, outstanding and treasury shares of the Borrower and each Subsidiary. The Borrower has good title to all of the shares its purport to own of the Capital Stock of each of its Subsidiaries, free and clear in each case of any Lien, other than Permitted Encumbrances. All such shares have been duly issued and are fully paid and non-assessable.

                  SECTION 4.26. Y2K Plan. The Borrower has developed and delivered to the Administrative Agent and the Lenders a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and the Subsidiaries software and hardware systems which impact or affect in any way the business operations of the Borrower and the Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and the Subsidiaries have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan. Each item of equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or any of their Subsidiaries interface), and the testing of all such systems and equipment, as so reprogrammed, will be completed as soon as practicable, but in any event not later than September 30, 1999.

                  SECTION 4.27. Federal Taxpayer Identification Number. The Borrower's and each Subsidiary's federal taxpayer identification numbers are as indicated on the Collateral Disclosure Certificate.

                  SECTION 4.28. Bona Fide Accounts. Each item of the Accounts Receivable Collateral arises or will arise under a contract between an Obligor and the respective Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, the Account Debtor by such Obligor.

                  SECTION 4.29. Good Title to Collateral. Each Obligor has good title to the Collateral free and clear of all Liens, other than any Permitted Encumbrances, and no assertable financing statement covering the Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

                  SECTION 4.30. Right to Assign and Grant Security Interest. The Borrower has full right, power and authority to make the assignment pursuant to this Agreement of the Accounts Receivable Collateral and to grant a security interest in all of the Collateral.

                  SECTION 4.31. Trade Styles. Except as may be set forth on the Collateral Disclosure Certificate, neither the Borrower nor any Subsidiary uses trade names or trade styles (herein, "Trade Styles") in their business operations and warrant that the same shall continue, except for any additional Trade Styles after the date hereof with respect to which the Borrower has given the Collateral Agent at least thirty (30) days prior written notice thereof. In any event, to the extent that, now or hereafter, the Borrower uses any Trade Styles, the Borrower hereby represents and warrants in favor of the Collateral Agent that: (i) all of the accounts receivable and proceeds with respect thereto arising out of sales under the Trade Styles shall be the property of, and belong to, the Borrower and shall constitute Accounts Receivable Collateral; (ii) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which the Borrower identifies and sells certain of their products or services and under which they may conduct a portion of their business; (iii) all accounts receivable, proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by the Borrower and shall be subject to the terms of this Agreement as they relate to Accounts Receivable Collateral; and (iv) the Borrower hereby appoints the Collateral Agent as its attorney-in-fact to file such certificates disclosing the Borrower's use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that the Borrower fails to do so.

                  SECTION 4.32. Account Debtor Capacity and Solvency. Each Account Debtor hereunder (a) had the capacity to contract at the time any contract or other document giving rise to the account was executed and (b) such Account Debtor was not and is not "insolvent," as that term is defined in SECTION 4.17.

                  SECTION 4.33. Proceedings with Respect to Accounts. There are no proceedings or actions which are threatened or pending against any Account Debtor which are reasonably likely to have a material adverse change in such Account Debtor's financial condition or the collectibility of such account.

                  SECTION 4.34. Location of Collateral. As of the date hereof, the Collateral consisting of goods of the Borrower is situated only at one or more of the Collateral Locations.

                  SECTION 4.35. Material Contracts. SCHEDULE 4.35 hereto sets forth a complete listing of all Material Contracts. Each of the Borrower and the Subsidiaries is in compliance in all material respects with all the terms of each such Material Contracts.

                  SECTION 4.36. Survival of Representations and Warranties. The Borrower covenants, warrants and represents to the Agents and the Lenders that all representations and warranties of the Borrower and the Subsidiaries contained in this Agreement or any of the other Credit Documents shall be true at the time of the execution of this Agreement and the other Credit Documents, and shall survive the execution, delivery and acceptance thereof by the Documentation Agent and the parties thereto and the closing of the transactions described therein or related thereto.

                                   ARTICLE 5

                                   COVENANTS

                  The Borrower agrees that, so long as any amount payable hereunder or any of the Obligations remains unpaid:

                  SECTION 5.01. Information. The Borrower will deliver to each of the Lenders:

                  (a)      as soon as available and in any event within ninety
(90) days after the end of each Fiscal Year, audited (i) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and
(ii) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all such Subsidiaries, in each case as of the end of such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by its Certified Public Accountants or other independent public accountants of nationally recognized standing acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

                  (b)      as soon as available and in any event within twenty
(20) days after the end of each Fiscal Month and within forty-five (45) days after the end of each Fiscal Quarter, (i) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (ii) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all such Subsidiaries, segregated on a division-by-division basis additionally, as appropriate, in each case as of the end of such Fiscal Month or Fiscal Quarter, as the case may be, and for the portion of the Fiscal Year ending on such date, setting forth in each case in comparative form the figures for the corresponding Fiscal Month or Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer of the Borrower;

                  (c) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of EXHIBIT E (a "Compliance Certificate"), of a Senior Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of SECTIONS 5.16 through 5.18, inclusive, 5.20 through 5.22, inclusive, and SECTION 5.36 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a statement of the Certified Public Accountants which reported on such statements to the effect that (A) such accountants acknowledge and agree that the Agents and the Lenders may rely upon such financial statement in the administration of this Agreement, and (B) nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements, and (ii) a copy of any management letter furnished to the Borrower by such Certified Public Accountants;

                  (e) as soon as available and in no event later than forty-five (45) days after the end of each Fiscal Quarter of the Borrower, projections of the Borrower and the Subsidiaries for the forthcoming four (4) Fiscal Quarters, set forth Fiscal Quarter by Fiscal Quarter, together with all material assumptions made in connection therewith and a comparison to any prior projections for comparable periods;

                  (f) promptly, but in any event within two (2) Domestic Business Days, after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower are taking or propose to take with respect thereto;

                  (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (i) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in SECTION 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (j) written notice of the following: (i) promptly after the Borrower's learning thereof, of (A) the commencement of any litigation affecting the Borrower or any of the Subsidiaries or any of its respective assets, whether or not the claim is considered by the Borrower to be covered by insurance, and (B) the institution of any administrative proceeding which in either case of clause (A) or (B), if decided adversely, would have a Material Adverse Effect; (ii) at least thirty (30) days prior thereto, of the opening of any new office or place of business of the Borrower or any of its Subsidiaries or the closing of any existing office or place of business of the Borrower or any of the Subsidiaries; (iii) promptly after the Borrower's learning thereof, of any labor dispute to which the Borrower or any of the Subsidiaries may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any labor contract to which it is a party or by which it is bound;
(iv) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of indebtedness payable to the Borrower or any of the Subsidiaries exceeding Two Hundred Fifty Thousand Dollars ($250,000); (v) promptly after the rendition thereof, of any judgment in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) rendered against the Borrower or any of the Subsidiaries; and (vi) knowledge of any and all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing;

                  (k) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) in this SECTION 5.01 above, a statement of the Borrower's Senior Officer to the effect that nothing has come to the Borrower's attention to cause it to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and the Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan;

                  (l) within five (5) Domestic Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, a statement of the Borrower's Senior Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (m) promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance;

                  (n) promptly upon their delivery to (or, as applicable, from) the Replacement Lenders (or the Replacement Lender Co-Agents) copies of any collateral status, borrowing base and similar reports, compliance covenants, notices of default, termination or waiver and any amendments or modifications to the Replacement Loan Contract;

                  (o) on or before May 31 of each fiscal year, Borrower's business plan, including projections of EBITDA, Tangible Net Worth and capital expenditures, for the next succeeding fiscal year (the "Business Plan"), which Business Plan shall be reasonably acceptable to the Required Lenders in all respects;

                  (p) on the first and third Wednesdays of each calendar month, Borrower will provide the Collateral Agent with a report, which report may be given orally or in writing, summarizing all Early Payment Alternatives then being pursued by or offered to (whether or not solicited, if bona fide), the Borrower, each in reasonable detail; and the Borrower agrees to review each such Early Payment Alternative with the Lenders prior to its acceptance (or rejection) thereof.

                  (q) as soon as available and in any event on the second Business Day of each calendar week, the Borrower shall have prepared and delivered to the Documentation Agent (x) a cash forecast and budget for the coming four (4) calendar weeks (including the current week), segregated week-by-week and (y) a weekly reconciliation of discrepancies among forecasted, budgeted and actual cash receipts and disbursements for the prior week, all in form satisfactory to the Document Agent.

                  (r) from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Borrower and the Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

                  SECTION 5.02. Inspection of Property, Books and Records. (a) The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, any Agent and any Lender (at the Borrower's expense, if a Default or Event of Default then exists), to visit and inspect any of their respective properties, verify information with any Person, to examine and make abstracts from any of the Borrower's or such Subsidiaries' respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, the Borrower agreeing to cooperate and assist in such visits and inspections, in each case prior to the occurrence of a Default, at such reasonable times and as often as may reasonably be requested, and after the occurrence of a Default, at any time and without prior notice.

                  (b) In addition to the rights granted the Agents and the Lenders pursuant to SECTION 5.02(a), each Agent (or any Person or Persons designated by it) shall, in its sole discretion, have the right to call at any place of business of the Borrower at any time and without prior notice, and, without hindrance or delay, examine, inspect, and audit all or any portion of the Collateral and to examine, inspect, audit and check and make copies of and extracts from the

Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Borrower's business or to any other transactions between the parties hereto.

                  SECTION 5.03. Maintenance of Existence and Management. The Borrower shall, and shall cause each Subsidiary to maintain, (i) their respective corporate existences and carry on their respective businesses in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by SECTIONS 5.04 and 5.05, (ii) their respective corporate charters, by-laws, partnership agreements, operating agreements and other similar documents and agreements relating to their legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect, and
(iii) maintain executive management having sufficient skill and experience in the Borrower's and the Subsidiaries' industry to manage the Borrower and the Subsidiaries competently and efficiently.

                  SECTION 5.04. Dissolution. The Borrower shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of the Borrower or any Subsidiary, except through corporate reorganization to the extent permitted by SECTION 5.05.

                  SECTION 5.05. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person, except for a merger or consolidation between Subsidiaries of the Borrower or involving only the Borrower and one or more of its Subsidiaries in which the Borrower is the surviving entity.

                  (b) The Borrower will not, nor will it permit any Subsidiary to sell, lease or otherwise transfer all or any part of their assets (including, without limitation, any sale and leaseback arrangement, but excluding sales of inventory in the ordinary course of business) to, any other Person, or discontinue or eliminate any business line or segment, provided that the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit dispositions of certain Collateral subject to the provisions of SECTION 5.33.

                  SECTION 5.06. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary, except to extend, renew and refinance payment of the Balance Due.

                  SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of the Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower or such Subsidiary will set up reserves in accordance with GAAP.

                  SECTION 5.08. Insurance; Net Casualty/Insurance Proceeds. (a) The Borrower will maintain, and will cause each of the Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies acceptable to the Collateral Agent and with a Best's Rating of at least "A", insurance on all of their property in at least such amounts and against at least such risks (including on all its property, public liability and worker's compensation (but solely with respect to worker's compensation, only to the extent not self-insured), and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. The Borrower shall deliver the originals or copies (which copies shall be certified if requested by the Collateral Agent) of such policies to the Collateral Agent with satisfactory lender's loss payable endorsements naming the Collateral Agent, as agent for the other Agents and the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement shall contain a clause (i) not permitting cancellation by a Borrower without the prior written consent of the Collateral Agent, (ii) requiring the insurer to give not less than thirty (30) days prior written notice to the Collateral Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. On the Closing Date, and from time to time thereafter upon the Collateral Agent's request, the Borrower shall provide the Collateral Agent with a statement from each insurance company providing the foregoing coverage, acknowledging in favor of the Collateral Agent the continued effectiveness of the foregoing insurance clauses. If the Borrower fails to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the Borrower therefor as a part of the Obligations.

                  (b) Net Casualty/Insurance Proceeds must be applied to the payment of the Obligations.

                  SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year, or the Fiscal Year of any Subsidiary, without the consent of the Required Lenders.

                  SECTION 5.10. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in reasonably good condition, repair and working order, ordinary wear and tear excepted. Without limitation of the foregoing, the Borrower and Subsidiaries shall maintain all Real Property Collateral in good operating condition and repair, reasonable wear and tear excepted, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Real Property Collateral shall be maintained and preserved, reasonable wear and tear excepted. Without the prior written consent of the Collateral Agent, none of the Equipment Collateral may be affixed to any real property (excepting therefrom any Real Property Collateral) such that it is characterized as a fixture under applicable law.

                  SECTION 5.11. Material Contracts. The Borrower shall comply, and cause each Subsidiary to comply, with all material terms and conditions of any Material Contract to which it is a party. The Borrower will not, without the Administrative Agent's and the Required Lenders' prior written consent, (i) enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract of a material nature, or (ii) permit any Material Contract to be cancelled or terminated prior to its stated maturity. The Borrower shall promptly notify the Administrative Agent and deliver to the Administrative Agent any notice received by the Borrower with respect to any event which constitutes a default by the Borrower or Subsidiary under any Material Contract to which the Borrower or such Subsidiary is a party or by which any of the assets of the Borrower or Subsidiary may be bound.

                  SECTION 5.12. Environmental Matters. The Borrower and the Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Aggregate Real Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. Transactions with Affiliates. Other than transactions or arrangements existing on the Closing Date and described on
SCHEDULE 5.14, neither the Borrower nor any of the Subsidiaries shall enter into, or be a party to, any transaction involving Two Hundred Fifty Thousand Dollars ($250,000) or more with any Affiliate of the Borrower or such Subsidiaries (which Affiliate is not one of the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agents and the Lenders and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                  SECTION 5.15. No Other Subsidiaries. Neither the Borrower nor any of the Subsidiaries shall hereafter create or acquire any Subsidiary; and the Borrower shall not transfer any material assets to FSC.

                  SECTION 5.16. Restricted Payments. The Borrower will not declare or make any Restricted Payment.

                  SECTION 5.17. Investments. The Borrower will not, and will not permit any of the Subsidiaries to, make Investments in any Person, except:

                           (i) loans or advances to employees not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

                           (ii) deposits required by government agencies, public utilities or insurance companies;

                           (iii) Investments by any Borrower to or in any Subsidiaries, either (1) existing on the Closing Date, or (2) not existing on the Closing Date, but not exceeding Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding;

                           (iv) Investments in (1) direct obligations of the United States Government maturing within one year, (2) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Collateral Agent, (3) commercial paper rated "A1" or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, and/or (4) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least "AA" or the equivalent thereof by S&P and "Aa" or the equivalent thereof by Moody's;

                           (v) Investments as a result of Interest Rate Protection Agreements, not entered into for speculative purposes;

                           (vi) Investments as a result of ForEx Contracts, not entered into for speculative purposes; and

                           (vii) Investments arising from contracts for the future or forward sale of raw cotton made in the ordinary course of Borrower's business for hedging purposes (but not for speculation) which contracts do not exceed, in the aggregate, sales of raw cotton (in units) in excess of the amount (in units) of the Borrower's present purchases (or commitments to purchase) such raw cotton.

provided, however, that immediately after giving effect to the making of any Investment permitted by this SECTION 5.17, no Default or Event of Default shall have occurred and be continuing;

                  SECTION 5.18. Permitted Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except as set forth below (the following herein called, collectively, the "Permitted Encumbrances"):

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and disclosed in the Collateral Disclosure Certificate;

                  (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Subsidiary (if then permitted to exist hereunder) and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof;

                  (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

                  (f) Purchase Money Liens, securing purchase money Debt permitted under SECTION 5.22(g); provided, however, that in granting such Purchase Money Liens, Borrower shall use its best efforts to obtain from the holder of such Lien a consent (if such a consent is, in fact, necessary) to the grant of a Lien on the equipment covered by such Purchase Money Lien in favor of the Collateral Agent;

                  (g) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

                  (h) the Replacement Loan Lien, subject, however, to the terms of the Intercreditor Agreement;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Liens permitted by this SECTION 5.18, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 5.19. Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower.

                  SECTION 5.20. Financial Covenants. Fail to maintain:

                  (a) Minimum EBITDA. EBITDA of at least the amount set forth in the table below, measured on a Fiscal Month-end basis for Fiscal Year to such date, as of the applicable date set forth in the table below;

                   ----------------------------------------------------------
                    As of the Fiscal Month Ended      Year-to-Date EBITDA:
                              Closest to:
                   ----------------------------------------------------------
                   July 31, 1999                              $594,000
                   ----------------------------------------------------------
                   August 31, 1999                          $1,283,000
                   ----------------------------------------------------------
                   September 30, 1999                       $2,162,000
                   ----------------------------------------------------------
                   October 31, 1999                         $3,317,000
                   ----------------------------------------------------------
                   November 30, 1999                        $4,265,000
                   ----------------------------------------------------------
                   December 31, 1999                        $5,059,000
                   ----------------------------------------------------------
                   January 31, 2000                         $6,157,000
                   ----------------------------------------------------------
                   February 28, 2000                        $7,319,000
                   ----------------------------------------------------------
                   March 31, 2000                           $8,648,000
                   ----------------------------------------------------------
                   April 30, 2000                          $10,089,000
                   ----------------------------------------------------------
                   May 31, 2000                            $11,586,000
                   ----------------------------------------------------------
                   June 30, 2000                           $13,253,000
                   ----------------------------------------------------------

                  (b) Tangible Net Worth. Tangible Net Worth of at least the amount set forth in the table below, measured on a Fiscal Month-end basis, as of the applicable date set forth in the table below:

                   ----------------------------------------------------------
                    As of the Fiscal Month Ended       Tangible Net Worth:
                              Closest to:
                   ----------------------------------------------------------
                   July 31, 1999                           $43,675,000
                   ----------------------------------------------------------
                   August 31, 1999                         $42,778,000
                   ----------------------------------------------------------
                   September 30, 1999                      $41,664,000
                   ----------------------------------------------------------
                   October 31, 1999                        $41,254,000
                   ----------------------------------------------------------
                   November 30, 1999                       $40,615,000
                   ----------------------------------------------------------
                   December 31, 1999                       $39,384,000
                   ----------------------------------------------------------
                   January 31, 2000                        $38,929,000
                   ----------------------------------------------------------
                   February 28, 2000                       $38,557,000
                   ----------------------------------------------------------
                   March 31, 2000                          $37,945,000
                   ----------------------------------------------------------
                   April 30, 2000                          $37,867,000
                   ----------------------------------------------------------
                   May 31, 2000                            $37,865,000
                   ----------------------------------------------------------
                   June 30, 2000                           $37,639,000
                   ----------------------------------------------------------

; provided, however, that, based upon Borrower's Business Plan delivered to the Lenders pursuant to SECTION 5.01(o), the Required Lenders shall establish the monthly minimum EBITDA and Tangible Net Worth covenants for each Fiscal Year after the Fiscal Year ending closest to June 30, 2000 using the same methodology as utilized for the Fiscal Year ending closest to June 30, 2000, and the covenants shall be presented to Borrower for its approval, which approval shall not be unreasonably withheld. In the event Borrower does not approve the proposed covenants, then the Required Lenders shall establish such covenants, in their reasonable discretion, based upon Borrower's Business Plan for the applicable Fiscal Year; provided, however, that with respect to the minimum Tangible Net Worth covenant set forth in SECTION 5.20(b), prior to the date such covenant is established for Fiscal Months subsequent to June 30, 2000, Borrower shall not fail to maintain Tangible Net Worth of at least $37,639,000 as of each Fiscal Month-end.

                  SECTION 5.21. Capital Expenditures. Make capital expenditures in any Fiscal Month during the Fiscal Year ending closest to June 30, 2000 in excess of $333,000; provided, however, that, to the extent that Borrower has not made capital expenditures totaling $333,000 per Fiscal Month during the preceding Fiscal Months within any such Fiscal Year, the unused amount may be carried forward to the succeeding Fiscal Months in such Fiscal Year, but such amounts may not be carried forward to any succeeding Fiscal Year; and, provided, further, however, that, based upon Borrower's Business Plan delivered to the Co-Agents pursuant to SECTION 5.01(o), the Required Lenders shall establish the monthly maximum capital expenditure covenant for each Fiscal Year after the Fiscal Year ending closest to June 30, 2000 using the same methodology as utilized for the Fiscal Year ending closest to June 30, 2000, and the covenant shall be presented to Borrower for its approval, which approval shall not be unreasonably withheld. In the event Borrower does not approve the proposed covenant, then the Required Lenders shall establish such covenant, in their reasonable discretion, based upon Borrower's Business Plan for the applicable Fiscal Year.

                  SECTION 5.22. Permitted Debt. The Borrower will not, and will not permit any Subsidiary to, create, assume or incur any Debt, except as follows (the amounts set forth below are in the aggregate for the Borrower and all Subsidiaries).

                  (a)      Debt owing by any Subsidiary to the Borrower;

                  (b) Debt to the Agents and the Lenders under this Agreement or any Credit Document;

                  (c) Subordinated Debt (including any refinanced Subordinated Debt so long as (i) the maturity of such refinanced Subordinated Debt is not earlier than the maturity of the original Subordinated Debt, and
(ii) the interest, fees and other amounts payable with respect to such refinanced Subordinated Debt are no greater than any interest, fees or other amounts payable with respect to the original Subordinated Debt);

                  (d) Debt consisting of accrued pension fund and other employee benefit plan obligations and liabilities;

                  (e)      Debt consisting of deferred taxes;

                  (f) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

                  (g) Debt secured by Purchase Money Liens to the extent that the capital expenditure in regard thereto is then permitted to be made under SECTION 5.21;

                  (h) contingent obligations with respect to letters of credit which have been issued but not drawn upon;

                  (i) other Debt for any Fiscal Year of the Borrower in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000);

                  (j)      the Replacement Loan;

                  (k) Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing paragraphs of this SECTION so long as (i) the maturity of such refinanced Debt is not earlier than the maturity of such original Debt, and (ii) the interest, fees and other amounts payable with respect to such refinanced Debt are no greater than any interest, fees or other amounts payable with respect to the original Debt; and

                  (l) Debt under the Prior Loan Agreement and any other Debt being refinanced pursuant hereto;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Debt permitted by this SECTION 5.22, no Default or Event of Default shall have occurred and be continuing; and, provided, further, that Borrower shall not prepay, redeem, retire, defease, purchase or otherwise acquire any such Debt prior to its stated maturity.

                  SECTION 5.23. Limitation on Issuance and Sale of Capital Stock of Subsidiaries. Other than pursuant to the Warrants, the Borrower will not, nor permit any Subsidiary to, permit any Wholly Owned Subsidiary to issue any Capital Stock other than to a Borrower or one of its Wholly Owned Subsidiaries or permit any Person other than a Borrower or one of its Wholly Owned Subsidiaries to own any Capital Stock of a Wholly Owned Subsidiary (other than directors' qualifying shares); or sell any of the Capital Stock of a Subsidiary of a Borrower, or permit any Subsidiary of a Borrower to sell any of the Capital Stock of any other Subsidiary.

                  SECTION 5.24. Change of Principal Place of Business or Location of Collateral. Neither Borrower nor any Subsidiary shall transfer its principal place of business or Executive Office, or open new Collateral Locations or warehouses, or transfer existing Collateral Locations or warehouses, or locate the Collateral at any location other than a Collateral Location, or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Collateral Disclosure Certificates without the Agents' prior written consent after at least thirty (30) days prior written notice to the Agents.

                  SECTION 5.25. Physical Inventories. The Borrower shall conduct a physical inventory no less frequently than annually and shall provide to the Collateral Agent a report of such physical inventory promptly thereafter, together with such supporting information as the Collateral Agent shall reasonably request.

                  SECTION 5.26. Inventory Returns. If at any time or times hereafter any Account Debtor returns any Inventory Collateral the shipment of which generated an account on which such Account Debtor is obligated in excess of Three Hundred Thousand Dollars ($300,000), the Borrower shall notify the Collateral Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

                  SECTION 5.27. Preservation of Intangibles Collateral. The Borrower shall take all reasonably necessary and appropriate measures, taking into account the value and usefulness of the relevant Intangibles Collateral and the cost of such measures, to (and to cause such Subsidiary to) obtain, maintain, protect and preserve the Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

                  SECTION 5.28. Records Respecting Collateral. All records of each Obligor with respect to the Collateral will be kept at their respective Executive Offices and will not be removed from such addresses without the prior written consent of the Collateral Agent.

                  SECTION 5.29. Reports Respecting Collateral. Copies of all reports concerning Collateral given to the Replacement Lender Co-Agents pursuant to Section 6.2 of the Replacement Loan Contract (or any successor provision), promptly after their delivery to the Replacement Lender Co-Agents, together with such other reports concerning Collateral as any Agent may reasonably request from time to time.

                  SECTION 5.30. Collateral Location Waivers. With respect to each of the Collateral Locations, to the extent not already obtained pursuant to the Prior Loan Agreement, Borrower will obtain, or cause each Subsidiary Guarantor to obtain, such Waiver Agreements from Third Parties as the Collateral Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

                  SECTION 5.31. Appraisals. The Collateral Agent reserves the right, exercisable from time to time hereafter, but no more frequently than annually, unless an Event of Default then exists, to require that the Borrower obtain, and the Borrower shall so obtain, at the Borrower's expense, appraisals (or updates to then existing appraisals being obtained in connection with the execution and delivery of this Agreement) reflecting then current values of any Real Property Collateral.

                  SECTION 5.32. Payment of Taxes On and Use of Collateral. The Borrower shall timely pay, or cause each Subsidiary Guarantor to pay, all taxes and other charges against the Collateral, and the Borrower will not use the Collateral illegally.

                  SECTION 5.33. Dispositions of Certain Collateral. The Borrower will not (and will not permit any Subsidiary to) sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any Collateral without the prior written consent of the Collateral Agent; provided, however, that, with notice to, but without the necessity of consent of, the Collateral Agent, from time to time hereafter, in the ordinary course of the Borrower's or a Subsidiary's business for so long as no Default or Event of Default exists, the Borrower may: (i) sell Inventory Collateral; and (ii), sell, exchange or otherwise dispose of portions of its Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by the Borrower or any Subsidiary if such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal to or greater than the Equipment Collateral so disposed of and in which the Collateral Agent shall obtain a security interest pursuant hereto subject only to Permitted Encumbrances.

                  SECTION 5.34. Changes to Taxpayer Identification Number. Borrower will not, and will not permit any Subsidiary to, change its federal taxpayer identification number without thirty (30) days' prior written notice to the Collateral Agent.

                  SECTION 5.35. Taxes Owing with Respect to Accounts. The Borrower shall notify the Collateral Agent if any Account of the Borrower or any Subsidiary includes any such tax due to any governmental taxing authority. If an account of the Borrower or any Subsidiary includes a charge for any tax payable to any governmental taxing authority, the Collateral Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower or such Subsidiary.

                                   ARTICLE 6

                                   DEFAULTS

                  SECTION 6.01. Events of Default. If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of the Loan, or shall fail to pay any interest on the Loan within five (5) Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other Obligations within five (5) Domestic Business Days after such fee or other Obligation becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in SECTIONS 5.01, 5.02(a)(ii), 5.02(b), 5.03 through 5.06, inclusive, 5.08, 5.15 through 5.22, inclusive, and 5.33; or

                  (c) the Borrower or any subsidiary party thereto shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any Credit Document and such failure shall not have been cured within thirty (30) days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent or (ii) the Borrower otherwise becomes aware of any such failure; or

                  (d) any representation, warranty, certification or statement made by the Borrower in ARTICLE 4 of this Agreement or made by any Person in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Obligations) to any Lender or under any document or agreement pertaining to such Debt when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or more (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower, any Subsidiary or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any Borrower, any Subsidiary, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce SECTION 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (j) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) (in excess of amounts covered by insurance) shall be rendered after the Closing Date against the Borrower or any Subsidiary and such judgment or order shall either continue unsatisfied and unstayed for a period of thirty (30) days or give rise to a Lien on any Collateral at any time; or

                  (k) if the Borrower shall cause, permit or suffer, directly or indirectly, a Change of Control; or

                  (l) the loss of a material part of the business from any customer of the Borrower or any Subsidiary which, during the Fiscal Year ended prior to such loss thereof, accounted for fifteen percent (15%) or more of the aggregate sales of the Borrower; or

                  (m) if, on any day, the Borrower could not truthfully make the representations and warranties contained in SECTION 4.17; or

                  (n) there shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral; or

                  (o) the occurrence of any event, act, occurrence, or condition which the Required Lenders determine either does or has a reasonable probability of causing a Material Adverse Effect; or

                  (p) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                  (q) if any guarantor under any Guaranty revokes or attempts to revoke such Guaranty or claims that such Guaranty is invalid or if any Guaranty is determined by a court to be invalid or unenforceable; or

                  (r) any "Event of Default" (as that term is defined in the Replacement Loan Contract) shall occur, regardless whether such "Event of Default" is waived or the term or condition of the Replacement Loan Agreement giving rise to such "Event of Default" is modified or amended so that such "Event of Default" no longer exists;

then, and in every such event, the Administrative Agent will, if requested by the Required Lenders: (i) by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other Obligations to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower (herein, a "Bankruptcy Default"), without any notice to the Borrower or any other act by the Agents or the Lenders, the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; and/or (ii) exercise any rights, powers or remedies under this Agreement and the other Credit Documents. Notwithstanding the foregoing, each Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations, this Credit Agreement and the other Credit Documents without the consent of the Agents and the Required Lenders.

                  SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default or Event of Default promptly upon being requested to do so by any Lender or other Agent, and shall thereupon notify the Lenders and the Agents thereof.

                  SECTION 6.03. Remedies with Respect to Collateral. (a) Upon the occurrence of an Event of Default, as to any Collateral other than Real Property Collateral (to the extent that the rights and remedies of Collateral Agent under which are governed by the Mortgages), the Collateral Agent or any representative of the Collateral Agent shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to require each Obligor to assemble such Collateral, at the Borrower's expense, and make it available to the Collateral Agent at a place designated by the Collateral Agent which is reasonably convenient to both parties, and enter any premises where any of such Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of the Borrower or any of the Subsidiaries, the Borrower agrees not to charge the Collateral Agent for storage thereof), to take possession of any of such Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and the Collateral Agent shall have the right to conduct such sales on the premises of Obligors, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Collateral Agent may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Accounts Receivable Collateral and the Inventory Collateral or any part thereof, and the right to apply the proceeds therefrom as set forth in SECTION 6.03(b) below. The Collateral Agent shall give the Borrower on behalf of all Obligors written notice of the time and place of any public sale of such Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Borrower at least ten (10) days before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to such Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations. Subject to any contrary provisions of the Intercreditor Agreement, proceeds of any of the Collateral and payments by the Obligors during the existence of an Event of Default received by the Collateral Agent or any Lender shall be applied in accordance with the provisions of SECTION 2.08(d); and, after all of the Obligations have been paid in full, any excess of such proceeds shall be payable to the Borrower or any other Person as required by applicable law. In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, the Borrower and such Subsidiary Guarantor shall remain liable jointly and severally for any deficiency.

                  (b) Each Obligor hereby waives all rights which the Obligor has or may have under and by virtue of O.C.G.A. CH. 44-14, including, without limitation, the right to notice and to a judicial hearing prior to seizure of any Collateral by the Collateral Agent.

                  (c) Unless and except to the extent expressly provided for to the contrary herein, the rights of the Collateral Agent specified herein shall be in addition to, and not in limitation of, the Collateral Agent's and each Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Credit Documents, or under the provisions of any other document, instrument or other writing executed by the Borrower, and other Obligor or any third party in favor of the Collateral Agent, all of which may be exercised successively or concurrently.

                  (d) The Collateral Agent is hereby granted a license or other right to use, without charge, each Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Obligors' rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit.

                  (e) Neither the Collateral Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower's sole risk.

                  (f) Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower, any other Obligor or any other Person or against or in payment of any or all of the Obligations.

                  SECTION 6.04. Power of Attorney. Each Obligor irrevocably designates and appoints the Collateral Agent its true and lawful attorney, during the existence of an Event of Default, either in the name of the Collateral Agent or in the name of such Obligor to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Collateral and, in connection therewith, to take any and all actions as the Collateral Agent may deem necessary or desirable in order to realize upon the Collateral, including, without limitation, power to endorse in the name of such Obligor, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral, but the Collateral Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection or other disposition of any Collateral.

                                   ARTICLE 7

                           THE AGENTS AND THE LENDERS

                  SECTION 7.01. Appointment; Powers and Immunities. (a) Each Lender hereby irrevocably appoints and authorizes each Agent (including its successors by merger) to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to such Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in or received by any Lender under this Agreement or any other Credit

Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document except to the extent requested by the Required Lenders, and then only on terms and conditions which do not, in the reasonable judgment of such Agent, subject such Agent to any undue risk; and
(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this ARTICLE 7 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any Subsidiary Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Credit Documents, such Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of each Agent shall be ministerial and administrative in nature, and no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender. Each Agent shall remit to the Lenders, as soon as reasonably practicable following receipt thereof, all payments and other amounts received by it hereunder for the account of the Lenders.

                  (b) The Syndication Agent, the Lead Manager and the Arranger shall have no duties or responsibilities hereunder other than for the arranging of the credit facilities contemplated hereby and the selection of the Agents and Lenders participating therein. The Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; and to undertake all other duties and responsibilities delegated to it hereunder. The Documentation Agent shall have the sole and exclusive right and authority to execute and deliver each Credit Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by any Borrower or any other Person; and to undertake all other duties and responsibilities delegated to it hereunder. The Collateral Agent shall have the sole and exclusive right and authority to (i) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein; (ii) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; (iii) except as may be otherwise specifically restricted by the terms of this Agreement, and subject to the direction of the Required Lenders, exercise all remedies given to the Collateral Agent with respect to any of the Collateral, whether arising under the Credit Documents relating thereto, under applicable law or otherwise; and to undertake all other duties and responsibilities delegated to it hereunder. As to any matters not expressly provided for otherwise by this Agreement or any other Credit Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders to the Collateral Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  SECTION 7.02. Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by such Agent.

                  SECTION 7.03. Defaults. No Agent shall be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of any of the Obligations) unless such Agent has received written notice from a Lender or any Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default," each of the Lenders hereby agreeing to promptly notify in writing each Agent of any Default to which such Lender obtains knowledge. In the event that an Agent receives such a notice of the occurrence of a Default or an Event of Default, such Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall give each Lender prompt notice of each nonpayment of any of the Obligations whether or not it has received any notice of the occurrence of such nonpayment.

                  SECTION 7.04. Rights of Each Agent and its Affiliates as a Lender. With respect to any Loans or the other financial accommodations made pursuant hereto, each Agent in its capacity as a Lender hereunder and any Affiliate of an Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity and any Affiliate of each Agent in its individual capacity. Each Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if it were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (and any of Borrower's Affiliates) (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Lenders and Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own wilful misconduct or gross negligence.

                  SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify each Agent and hold each Agent harmless from, to the extent each Agent shall not have been reimbursed by the Borrower or any Subsidiary Guarantor, ratably in accordance with its Pro Rata Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (including, without limitation, counsel fees and disbursements), and costs and expenses (but not fees) such Agent may be required to bear with respect to any lockbox or collateral collection account arrangement, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against each Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing in respect of such Agent to the extent they arise from the gross negligence or wilful misconduct of such Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, each Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of SECTION 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.07. Nonreliance on Agents or Other Lenders. Each Lender agrees that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and each Subsidiary Guarantor and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. Except as expressly provided in SECTION 7.03, no Agent shall be required to keep itself (or any Lender) informed as to the performance or observance by the Borrower of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary Guarantor or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder or under the other Credit Documents, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of such Agent.

                  SECTION 7.08. Failure to Act. Except for any action expressly required of each Agent hereunder or under the other Credit Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 7.05 against any and all liability and expense which may be incurred by each Agent by reason of taking, continuing to take, or failing to take any such action. In any event, if an Agent requests in writing the authorization or direction of the Required Lenders (or all Lenders if required) and the Lenders do not timely respond to such request in writing, such Agent may act or refrain from acting with respect to the matters set forth in such request by such Agent without liability to any of the Lenders with respect to such matters.

                  SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving notice thereof to the Lenders, the other Agents and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor to such Agent, subject to the consent of the Borrower, only if no Event of Default is in existence, which consent shall not be unreasonably withheld or delayed. If no successor to such Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a Lender hereunder or other bank or financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  SECTION 7.10. Joinder of Lenders. The rights, remedies, powers and privileges conferred upon each Agent hereunder and under the other Credit Documents may be exercised by each Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

                  SECTION 7.11. Agreements Regarding Collateral. Each Lender shall have a pro rata interest, in accordance with its Pro Rata Share, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Collateral Agent under the Credit Documents. The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) as authorized by this Agreement or any of the other Credit Documents, (ii) upon full payment or satisfaction of all of the Obligations, or (iii) constituting Equipment Collateral sold or disposed of in accordance with the terms of this Agreement if the Borrower shall certify to the Collateral Agent that the disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or applicable law, the Collateral Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to the Collateral Agent pursuant to this Agreement or any of the other Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its discretion, given the Collateral Agent's own interests in the Collateral in its capacity as one of the Lenders.

                  SECTION 7.12. Agent Field Audits. The Collateral Agent shall not be obliged to conduct, and have no liability to any Lender for not conducting, field audits.

                  SECTION 7.13. Designation of Co-Collateral Agent. It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case the Collateral Agent deems that by reason of present or future laws of any jurisdiction the Collateral Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Collateral Agent or the Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Credit Documents, the Collateral Agent may appoint an additional Person or Persons as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Collateral Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by the Collateral Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Collateral Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

                  SECTION 7.14. Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (i) defaulted with respect to any of its other obligations to the Agents, or any other Lender, and which such failure or other default has not been cured, (ii) requested compensation from the Borrower under
SECTION 8.05 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered (or its respective parents or holding companies shall have delivered) a notice pursuant to ARTICLE 8 claiming that such Lender (or its affiliate) is unable to extend the Euro-Dollar Loan to the Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that any Agent, any other Lender or the Borrower may have against such Affected Lender, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or





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

assignments, or to one or more Assignees approved by the Administrative Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Pro Rata Share of all Obligations owing to it) in accordance with
SECTION 10.08 hereof; provided, however, that the Administrative Agent shall have no duty to locate an Assignee for the purposes of accepting such assignment. The Administrative Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in such case and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Obligations owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 7.14, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of the Collateral Agent in any Collateral and such Affected Lender shall have no further liability to any Agent, any Lender or any other Person under any of the Credit Documents (except with respect to events or transactions which occur prior to the replacement of such Affected Lender).

                                   ARTICLE 8

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the Loan as a Euro-Dollar Loan specified in such notice shall be suspended and the Loan shall, instead, be continued as a Base Rate Loan.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund the Loan as a Euro-Dollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make the Loan as a Euro-Dollar Loan shall be suspended, and the Loan shall, instead, be continued as a Base Rate Loan. Before giving any notice to the Administrative Agent pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                           (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office); or

                           (ii) shall impose on any Lender (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loan, its Notes or its obligation to make the Loan as a Euro-Dollar Loan;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Lender to be material, then, within thirty (30) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender shall have determined in good faith that after the Closing Date the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within thirty (30) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (d) The provisions of this SECTION 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                                   ARTICLE 9

                        CONDITIONS TO MAKING OF THE LOAN

                  SECTION 9.01. Conditions to Making the Loan. The obligation of each Lender to make its Pro Rata Share of the Loan is subject to the satisfaction of the conditions set forth in SECTION 9.02 and receipt by the Documentation Agent of the following (in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Documentation Agent, except for the Notes, of which each Lender shall receive only its counterpart):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Documentation Agent by overnight courier;

                  (b) a duly executed Note for the account of each Lender in each case complying with the provisions of SECTION 2.02;

                  (c) an opinion letter (i) (together with any opinions of local counsel relied on therein) of Jones, Day, Reavis & Pogue, counsel for the Borrower, dated as of the Closing Date, substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as any Agent or any Lender may reasonably request;

                  (d) an opinion of King & Spalding, special counsel for the Agents, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as any Agent may reasonably request;

                  (e) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT F, dated as of the Closing Date, signed by a Senior Officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first borrowing and (ii) the representations and warranties of the Borrower contained in ARTICLE 4 are true on and as of the date of the first borrowing hereunder;

                  (f) all documents which the Documentation Agent or any Lender may reasonably request relating to the existence of the Borrower or any Subsidiary, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent, including, without limitation, a certificate of each Obligor substantially in the form of EXHIBIT G (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of such Obligor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and each Subsidiary authorized to execute and deliver the Credit Documents, and certified copies of the following items:
(i) the Borrower's and each Subsidiary's Certificate of Incorporation, (ii) the Borrower's and each Subsidiary's Bylaws, (iii) a certificate of good standing or valid existence of the Secretary of State of the State of the jurisdiction of its incorporation and of each State in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of the Borrower and each Subsidiary authorizing such Borrower's and each Subsidiary's execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which the Borrower and each Subsidiary is a party;

                  (g) two (2) duly executed counterparts of each of the Pledge Agreement, each Waiver Agreement requested by the Collateral Agent, and the Collateral Disclosure Certificate, together with acknowledgment copies of duly recorded UCC-1 financing statements (satisfactory in form and content to the Collateral Agent in all respects) pertaining to the Collateral evidencing recordation thereof in all filing offices deemed necessary by the Collateral Agent;

                  (h) receipt of all Mortgages and Mortgage Documentation required under SECTION 3.03;

                  (i) receipt of lien searches reasonably acceptable to the Collateral Agent, showing no Liens other than Permitted Encumbrances;

                  (j)      evidence of insurance as required by this Agreement;

                  (k) payment of all fees owed to the Agents and the Lenders hereunder;

                  (l) receipt of the Warrants and the Warrantholders Rights Agreement; and

                  (m) receipt of the Intercreditor Agreement, in form and substance satisfactory to the Lenders;

                                   ARTICLE 10

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in



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

this SECTION and the confirmation is received, (ii) if given by mail, five (5) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this SECTION; provided that notices to the Administrative Agent under ARTICLE 2 or ARTICLE 8 shall not be effective until received.

                  SECTION 10.02. No Waivers. The failure of the Borrower to satisfy, or the waiver by the Agents and the Lenders of, any condition set forth in ARTICLE 9 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by SECTION 10.06. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.03. Expenses; Documentary Taxes. The Borrower shall pay (a) all out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses, recording costs of the Agents incurred in connection with this Agreement and the other Credit Documents, including, without limitation, (i) all costs, fees and taxes pertaining to the obtaining, preparation or filing of all appraisals, Lien searches, UCC-1 financing statements (including, without limitation, any release thereof), recording or intangible taxes (ii) all fees and disbursements of special counsel for the Lenders and the Agents; (iii) all costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Credit Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (iv) sums paid or incurred to pay for any amount or to take any action required of the Borrower hereunder or under this Agreement that the Borrower fails to pay or take; (v) costs and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default all costs and expenses of the Agents and the Lenders (including reasonable attorney and paralegal fees and expenses) paid or incurred to obtain payment of the Obligations, enforce the Liens in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Credit Document or to defend any claim made or threatened against any of the Agents or the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Credit Document regarding costs and expenses to be paid by the Borrower or any Subsidiary. In the event that the Borrower or any Subsidiary Guarantor becomes a debtor under the Bankruptcy Code, each Agent's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrower shall indemnify the Agents and the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

                  SECTION 10.04. Indemnification. The Borrower shall indemnify the Agents, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower or any Subsidiary of the proceeds of any extension of credit by any Agent or any Lender hereunder or breach by the Borrower or any Subsidiary of this Agreement or any other Credit Document or from any investigation, litigation (including, without limitation, any actions taken by any Agent or any Lender to enforce this Agreement or any of the other Credit Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse each Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person (or agent thereof) to be indemnified.

                  SECTION 10.05. Setoff; Sharing of Setoffs. (a) Each Obligor hereby grants to each Agent and each Lender a Lien on all Obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to any Agent or any such Lender or otherwise in the possession or control of any Agent or any such Lender for any purpose for the account or benefit of such Obligor and including any balance of any deposit account or of any credit of any such Obligor with any Agent or any such Lender, whether now existing or hereafter established hereby authorizing any Agent or such Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations as are owing to such Agent or Lender, then past due and in such amounts as they may elect, and whether or not the Collateral or any other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Collateral Agent appoints, authorizes and directs each other Agent and each Lender to act as a co-collateral agent for the Collateral Agent with respect to any Balances Collateral held by such Person from time to time. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of any Agent or any Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Lender agrees that if it shall, by exercising any such right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of the Obligations in respect of the Loans which is greater than its Pro Rata Shares, the Lender receiving such proportionately greater payment shall purchase such participations in the Loan owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments shall be shared by the Lenders and the Administrative Agent pro rata; provided that (i) nothing in this SECTION shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans, and (ii) if all or any portion of such payment so received by the purchasing Lender is thereafter recovered, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

                  SECTION 10.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, each Subsidiary Guarantor and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all Lenders, (i) subject any Lender to any additional obligation, (ii) change the principal of or rate of interest on the Loan or any fees (other than fees payable to any Agents) hereunder, (iii) change the Termination Date or any other date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (vii) except as expressly provided in this Agreement or any of the other Credit Documents, release or substitute, or agree to subordination of, all or any substantial part of the Collateral, (viii) release any Guarantee given to support payment of the Loans, (ix) change the definition of "Required Lenders"; (x) change the provisions of any of ARTICLE 7 or SECTIONS 10.04 or 10.20, (xi) change the joint and several nature of the obligations of the Borrower and each Subsidiary Guarantor, or the several nature of the obligations of the Lenders hereunder, or (xii) change the dollar amounts set forth in clause (ii)(a) and (iii) of the definition of Obligations.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Administrative Agent, or unless each Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Administrative Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

                  SECTION 10.07. No Margin Stock Collateral. Each of the Lenders represents to each Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 10.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Borrower nor any Subsidiary Guarantor may assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Lender may at any time sell to one or more Non-Conflicted Persons (each a "Participant") participating interests in the Pro Rata Share of the Loan owing to such Lender, the Note held by such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the Collateral (if any) held as security for the Loan, or (vi) the release of any Guarantee given to support payment of the Loan. Each Lender selling a participating interest in the Loan under this Agreement, will, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of ARTICLE 8 with respect to its participation in Loans outstanding from time to time.

                  (c) Any Lender may at any time assign to one or more Non-Conflicted Persons (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Note and the other Credit Documents; and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Administrative Agent (and, in the case of an Assignee that is not then a Lender, by the Borrower); provided that: Upon (A) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and (D) payment of a processing and recordation fee of Three Thousand Dollars

($3,000) to the Administrative Agent, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Pro Rata Share of the Loan as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Lenders or the Agents shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Lender.

                  (d) Subject to the provisions of SECTION 10.09, the Borrower authorizes each Lender and each Agent to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender or Agent by the Borrower pursuant to this Agreement or which has been delivered to such Lender or Agent by the Borrower in connection with such Lender's or Agent's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under SECTION 2.08 or 8.03 than the transferor would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of SECTION 2.08, 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this SECTION 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loan and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loan and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

                  SECTION 10.09. Confidentiality. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it pursuant to SECTION 4.04 or 5.01, or any other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Agent or Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereby ; provided that nothing herein shall prevent any Agent or Lender from disclosing such information (i) to any other Agent or Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Agent or Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Agent or Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Agent's or Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 10.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Agent or Lender shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Agent or Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                  SECTION 10.10. Representation by Lenders. Each Lender hereby represents that it is a commercial Lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to SECTION 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

                  SECTION 10.11. Obligations Several. The obligations of each Lender and each Agent hereunder are several, and no Agent or Lender shall be responsible for the obligations or commitment of any other Lender or Agent hereunder. Nothing contained in this Agreement and no action taken by any Agent or Lender pursuant hereto shall be deemed to constitute any of them to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Agent or Lender hereunder shall be a separate and independent Debt, and each Agent or Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Credit Document and it shall not be necessary for any other Agent or Lender to be joined as an additional party in any proceeding for such purpose.

                  SECTION 10.12. Georgia Law. This Agreement, each Note and each other Credit Documents shall be construed in accordance with and governed by the internal laws of the State of Georgia.

                  SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Credit Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 10.14. Interest. (a) In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders and the Agents not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to any Agent or any Lender hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against any Agent or Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by any Agent or Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loan. The Borrower, the Agents and the Lenders each shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this SECTION is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION.

                  (b) Pursuant to O.C.G.A. ss.7-4-2, the Borrower the Agents and the Lenders hereby agree that the only changes imposed or to be imposed by the Agents or the Lenders upon the Borrower for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of SECTION 2.04 of this Agreement and the related provisions of the Notes, and that the fees payable pursuant to SECTION 2.05 are and shall be deemed to be compensation for services and are not and shall not be deemed to be interest or any other charge for the use, forbearance or detention of money.

                  SECTION 10.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 10.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE BORROWER, THE LENDERS AND THE AGENTS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF

ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWERS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT ANY AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWERS PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWERS, WITHIN ANY OTHER STATE OR JURISDICTION.

                  SECTION 10.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10.18. Source of Funds -- ERISA. Each of the Lenders hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this SECTION, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in SECTION 3 of ERISA.

                  SECTION 10.19. Credit Inquiries. The Borrower hereby authorizes and permits each Agent and Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning the Borrower or any of its Subsidiaries.

                  SECTION 10.20. Consequential Damages. NONE OF THE LENDERS, NOR ANY OF THE AGENTS SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 10.21. Entire Agreement. This Agreement, together with the other Loan Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter, to the extent in conflict herewith or therewith. Without limitation, (i) the Prior Loan Agreement, together with all "Loan Documents" (as defined therein) executed in connection therewith, are, subject to the following proviso, superseded and replaced, in their entirety, hereby and by the other Loan Documents; and (ii) any "Event of Default" (as defined therein) under the Prior Loan Agreement heretofore existing, is hereby waived by the Lenders; provided, however, that, notwithstanding the foregoing, it is the mutual understanding, intent and agreement of all Parties that (i) this Agreement and the other Loan Document does not, and shall not, constitute a novation, and (iii) collectively, all UCC financing statements, amendments thereto, continuations thereof and assignments thereof, all collateral assignments of patents, patent rights, trademarks and trademark rights, all Existing Mortgages, and all other "Security Documents"
(as that term is defined in the Prior Loan Agreement) heretofore executed in favor of, and filed of record by, the Collateral Agent as against any Obligor pursuant to the Prior Loan Agreement are and shall remain in full force and effect and be carried over and continued automatically hereby; i.e., without necessity of any further act or deed on the part of any Obligor or Collateral Agent, all in respect of the Collateral and the Obligations secured thereby hereunder and shall continue to constitute Security Documents for all purposes hereof.

                  SECTION 10.22. Continuing Effect. This Agreement, together with all other Credit Documents, shall continue in full force and effect unless and until all Obligations have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Credit Documents.

                  SECTION 10.23. Intercreditor Agreement. If and to the extent that any terms of this Agreement or any Credit Document are in conflict with, or contradict, any terms of the Intercreditor Agreement, then, so long as the Intercreditor Agreement shall remain in effect, the terms of the Intercreditor Agreement shall be controlling; and, without limitation, to the extent that any Obligor pays, observes or performs any duty or obligation in a manner consistent with the terms of the Intercreditor Agreement, the same shall not constitute a breach of any contrary duty or obligation to be paid, observed or performed hereunder.





               [SIGNATURES ARE CONTAINED ON THE FOLLOWING PAGES.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.



                                    "BORROWER"

                                    THOMASTON MILLS, INC.


                                    By: /s/ Neil H. Hightower  (SEAL)
                                       -----------------------
                                        Neil H. Hightower
                                        President and Chief Executive Officer

                                    Attest:  /s/ A. William Ott
                                             ----------------------------
                                             A. William Ott
                                             Vice President-Finance

                                             (CORPORATE SEAL)

                                    Address for Notices:

                                             115 East Main Street
                                             P.O. Box 1131
                                             Thomaston, Georgia  30286
                                             Attention:  Vice President-Finance
                                             Telecopier No. (706) 646-5094
                                             Confirmation No. (706) 647-7131

                                             With Copy(ies) to:

                                             Jones, Day, Reavis & Pogue
                                             3500 SunTrust Plaza
                                             303 Peachtree Street, N.E.
                                             Atlanta, Georgia  30308-3242
                                             Attention:  Lizanne Thomas
                                             Telecopier No. (404) 581-3880
                                             Confirmation No. (404) 521-3939

                                    "SUBSIDIARY GUARANTOR"

                                    THOMASTON MILLS FSC, INC.


                                    By: /s/ Neil H. Hightower (SEAL)
                                       -----------------------
                                       Neil H. Hightower
                                       President and Chief Executive Officer

                                    Attest: /s/ A. William Ott
                                           --------------------------
                                           A. William Ott
                                           Vice President-Finance

                                           (CORPORATE SEAL)

                                    Address for Notices:

                                    115 East Main Street
                                    P.O. Box 1131
                                    Thomaston, Georgia  30286
                                    Attention:  Vice President-Finance
                                    Telecopier No. (706) 646-5094
                                    Confirmation No. (706) 647-7131

                                    With Copy(ies) to:

                                    Jones, Day, Reavis & Pogue
                                    3500 SunTrust Plaza
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia  30308-3242
                                    Attention:  Lizanne Thomas
                                    Telecopier No. (404) 581-8330
                                    Confirmation No. (404) 521-3939

PRO RATA SHARE: 40.5%                  SUNTRUST BANK, ATLANTA,
                                       as Administrative Agent,
Initial:  __________                   Syndication Agent and as a Lender,
                                       and as Agent for SunTrust Equitable
                                       Securities Corporation            (SEAL)



                                       By: /s/
                                          --------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                       Lending Office
                                       SunTrust Bank, Atlanta
                                       303 Peachtree Street
                                       3rd Floor
                                       Atlanta, Georgia 30308
                                       Attention: David Penter
                                       Telecopier Number: (404) 575-2594
                                       Confirmation Number: (404) 588-8658

                                       With Copy(ies) to:

                                       King & Spalding
                                       191 Peachtree Street
                                       Atlanta, Georgia 30303-1763
                                       Attention: G. Lemuel Hewes
                                       Telecopy Number: 404-572-5149
                                       Confirmation Number: 404-572-4862

PRO RATA SHARE:  40.5%                 WACHOVIA BANK, N.A.,
                                       as Documentation Agent and
Initial:  __________                   Collateral Agent, and as a Lender  (SEAL)


                                       By: /s/
                                          --------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                       Lending Office
                                       Wachovia Bank, N.A.
                                       191 Peachtree Street, N.E.
                                       Mail Code 212
                                       Atlanta, Georgia 30303-1757
                                       Attention: Leveraged Finance
                                       Telecopier number: 404-332-6920
                                       Confirmation number: 404-332-6559

                                       With Copy(ies) to:

                                       King & Spalding
                                       191 Peachtree Street
                                       Atlanta, Georgia 30303-1763
                                       Attention: Gerald T. Woods
                                       Telecopier number: 404-572-5149
                                       Confirmation number: 404-572-4786

PRO RATA SHARE:  19%                   BANK OF AMERICA, N.A.
                                       as a Lender       (SEAL)
Initial:  __________


                                       By: /s/
                                          --------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                        Lending Office
                                        Bank of America, N.A.
                                        Bank of America Plaza
                                        101 South Tryon Street
                                        Charlotte, NC  28255
                                        Attention: John F. Register, V.P.
                                        Telecopier Number: (704) 386-1759
                                        Confirmation Number: (704) 386-5390

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                         CREDIT AND SECURITY AGREEMENT


     Preamble. THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (hereinafter, together with all schedules and exhibits hereto, and any supplements, additions, modifications or amendments thereto made from time to time called the "First Amendment"), dated as of September 10, 1999 (the "First Amendment Date"), is made by and among THOMASTON MILLS, INC., a Georgia corporation (hereinafter, together with its successors and permitted assigns called the "Borrower"); THOMASTON MILLS FSC, INC., a U.S. Virgin islands corporation (hereafter, together with its successors and permitted assigns, called "FSC"); BANK OF AMERICA, N.A., f/k/a NATIONSBANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "BOFA", BOFA, together with SunTrust and Wachovia, each as hereinafter defined, called collectively, the "Lenders" and, individually, a "Lender"); SUNTRUST BANK, ATLANTA, a Georgia banking corporation (hereinafter, together with its successors and permitted assigns, called "SunTrust"), individually and as "Administrative Agent" and "Syndication Agent" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders; WACHOVIA BANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "Wachovia"), individually and as "Documentation Agent" and "Collateral Agent" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders; and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation (hereinafter, together with its successors and permitted assigns called "SunTrust Equitable Securities"), as "Arranger" and "Lead Manager" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders.

     The Borrower, FSC, SunTrust (in its respective capacities described above), Wachovia (in its respective capacities described above), BOFA as a Lender and SunTrust Equitable Securities (in its respective capacities described above) (the foregoing parties herein sometimes collectively called the "Parties" and individually called a "Party") are Parties to a certain Amended and Restated Credit and Security Agreement, dated as of July 27, 1999 (which is, as amended to date pursuant to the First Amendment, called herein the "Credit Agreement"), pursuant to which, among other things, the Lenders agreed to extend credit and other financial accommodations to the Borrower.

     The Parties have agreed to modify and amend the Credit Agreement in the manner, and subject to the terms and conditions, set forth hereinbelow.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this First Amendment and not defined herein are defined in the Credit Agreement.

     SECTION 2. Amendments to Credit Agreement.

     (a) Section 2.04(a) of the Credit Agreement is hereby amended by changing the first sentence thereof, which presently reads:

               Accrued interest on the Loan at the Pay Rate shall be due and payable monthly in arrears, on the last day of each calendar month, beginning on July 31, 1999, and continuing on a monthly basis thereafter until the Loan is paid in full, and at maturity.

to read, instead, as follows:

               Accrued interest on the Loan at the Pay Rate shall be due and payable monthly in arrears, on the first day of each calendar month, for the preceding calendar month, beginning on August 1, 1999, and continuing on a monthly basis thereafter until the Loan is paid in full, and at maturity.

     (b) Section 5.20(b) (Tangible Net Worth) is hereby amended by changing the table set forth therein, which presently reads:

          As of the Fiscal Month Ended            Tangible Net Worth:
                  Closest to:
          ----------------------------            -------------------
          July 31, 1999                               $43,675,000
          August 31, 1999                             $42,778,000
          September 30, 1999                          $41,664,000
          October 31, 1999                            $41,254,000
          November 30, 1999                           $40,615,000
          December 31, 1999                           $39,384,000
          January 31, 2000                            $38,929,000
          February 28, 2000                           $38,557,000
          March 31, 2000                              $37,945,000
          April 30, 2000                              $37,867,000
          May 31, 2000                                $37,865,000
          June 30, 2000                               $37,639,000

to read instead, as follows:

As of the Fiscal Month Ended                 Tangible Net Worth:
         Closest to:
----------------------------                 -------------------
July 31, 1999                                    $34,025,000
August 31, 1999                                  $33,128,000
September 30, 1999                               $32,014,000
October 31, 1999                                 $31,604,000
November 30, 1999                                $30,965,000
December 31, 1999                                $29,734,000
January 31, 2000                                 $29,279,000
February 28, 2000                                $28,907,000
March 31, 2000                                   $28,295,000
April 30, 2000                                   $28,217,000
May 31, 2000                                     $28,215,000
June 30, 2000                                    $27,989,000

     (c) As to each Credit Document existing on the Closing Date, to the extent that it bears an execution date (or refers to an execution date for any other Credit Document) earlier than "July 27, 1999," shall be deemed modified and amended hereby to reflect an execution date for all such purposes, in each such instance, of "July 27, 1999" and, henceforth, each such Credit Document shall be referred to by such later date (the foregoing being necessitated by a change in the Closing Date from July 23, 1999 to July 27, 1999 after certain Credit Documents were executed on, and dated as of, July 23, 1999, pursuant to a pre-closing occurring on such date).

     (d)

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF OBLIGORS. The Borrower and FSC, each severally, represents and warrants to the other Parties that:

     (a) It has the power and authority to enter into and to perform this First Amendment, to execute and deliver all documents relating to this First Amendment, and or incur the obligations provided for in this First Amendment, all of which have been duly authorized and approved in accordance with its corporate documents;

     (b) This First Amendment, together with all documents executed pursuant hereto, shall constitute when executed its valid and legally binding obligations in accordance with their respective terms;

     (c) All representations and warranties made by it in the Credit Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

     (d) Its Obligations under the Credit Documents remain valid and enforceable Obligations, and the execution and delivery of this First Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Credit Agreement or any of the other Credit Documents;

     (e) As of the date hereof, it has no offsets, defenses or counterclaims against the payment of any of the Obligations; and

     (f) As of the First Amendment Date, and after giving effect to the terms hereof, no Default Condition or Event of Default exists.

     SECTION 4. Waiver of Claims. As a specific inducement to the other Parties without which the Borrower and FSC acknowledge the other Parties would not enter into this First Amendment and the other documents executed in connection herewith, each of the Borrower and FSC hereby waives any and all claims that it may have against any other Party, as of the date hereof, arising out of or relating to the Credit Agreement or any other Credit Document whether sounding in contract, tort, or any other basis.

     SECTION 5. Conditions of Effectiveness. This First Amendment shall become effective when, and only when, the Documentation Agent shall have received this First Amendment, executed by each Party, at which time the amendments set forth in Section 2 above shall become effective, retroactive to the Closing Date.

     SECTION 6. Miscellaneous.

          6.1 Reference to Credit Agreement. Upon the effectiveness of this Credit Agreement, each reference in the Credit Agreement to "this Credit Agreement" and each reference in the other Credit Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          6.2 Effect on Credit Documents. Except as specifically amended above, all terms of the Credit Agreement and all other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          6.3 No Waiver. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power, or remedy of Lenders or the Agents under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

          6.4 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agents and the Lenders in connection with the preparation, reproduction, execution, and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect hereto.

          6.5 No Novation. Nothing contained herein intended, or shall be construed, to constitute a novation to the Credit Agreement or any Credit Document.

          6.6 Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving affect to conflict of law provisions.

     IN WITNESS WHEREOF, the Parties have caused this First Amendment to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                     "BORROWER"

                                     THOMASTON MILLS, INC.




                                     By: /s/ Neil H. Hightower            (SEAL)
                                        ----------------------------------
                                        Neil H. Hightower
                                        President and Chief Executive Officer


                                     Attest: /s/ A. William Ott
                                            ------------------------------
                                            A. William Ott
                                            Vice President-Finance

                                            (CORPORATE SEAL)


                                     "SUBSIDIARY GUARANTOR"

                                     THOMASTON MILLS FSC, INC.




                                     By: /s/ Neil H. Hightower            (SEAL)
                                        ----------------------------------
                                        Neil H. Hightower
                                        President and Chief Executive Officer


                                     Attest: /s/ A. William Ott
                                            ------------------------------
                                            A. William Ott
                                            Vice President-Finance

                                            (CORPORATE SEAL)

                            SUNTRUST BANK, ATLANTA,
                            as Administrative Agent,
                            Syndication Agent and as a Lender            (SEAL)




                            By: /s/ David W. Penter
                               --------------------------
                            Name: David W. Penter
                                 ------------------------
                            Title: VP
                                  -----------------------




                            By: /s/ Ashley B. Davis
                               --------------------------
                            Name: Ashley B. Davis
                                 ------------------------
                            Title: AVP
                                  -----------------------

                            (CORPORATE SEAL)

                                       WACHOVIA BANK, N.A.,
                                       as Documentation Agent,
                                       Collateral Agent, and as a Lender  [SEAL]


                                       By:   /s/ Elizabeth L. Schoen
                                             -----------------------------------
                                       Name:  Elizabeth L. Schoen
                                             -----------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------

                                BANK OF AMERICA,
                                as a Lender                (SEAL)




                                By: /s/ John F. Register
                                    --------------------------
                                Name: John F. Register
                                     -------------------------
                                Title: Principal
                                      ------------------------